EXHIBIT 4.5

                                                                EXECUTION COPY


                                 AMTRAN, INC.


                           AMERICAN TRANS AIR, INC.


                                      and

                           WILMINGTON TRUST COMPANY



                                  as Trustee

                         PASS THROUGH TRUST AGREEMENT





                         Dated as of February 15, 2000


                American Trans Air 2000-1G-O Pass Through Trust
     8.039% Initial American Trans Air 2000-1G-O Pass Through Certificates

    8.039% Exchange American Trans Air 2000-1G-O Pass Through Certificates

Reconciliation and tie between America Trans Air Pass Through Trust Agreement, Series 2000-1G-O dated as of February 15, 2000, and the Trust Indenture Act of 1939. This reconciliation does not constitute part of the Pass Through Trust Agreement.

Trust Indenture Act                               Pass Through Trust
of 1939 Section                                   Agreement Section
-------------------                               -----------------
310(a)(1)                                               7.08
      (a)(2)                                            7.08
312(a)                                                  3.05; 8.01; 8.02
313(a)                                                  7.06; 8.03
314(a)                                                  8.04(a),(c) & (d)
      (a)(4)                                            8.04(e)
      (c)(1)                                            1.02
      (c)(2)                                            1.02
      (d)(1)                                            7.13; 11.01
      (d)(2)                                            7.13; 11.01
      (d)(3)                                            2.01
      (e)                                               1.02
315(b)                                                  7.02
316(a)(last sentence)                                   1.04(c)
      (a)(1)(A)                                         6.04
      (a)(1)(B)                                         6.05
      (b)                                               6.06
      (c)                                               1.04(e)
317(a)(1)                                               6.03
      (b)                                               7.13
318(a)                                                  12.05

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                               TABLE OF CONTENTS

                                                                          Page

ARTICLE I  DEFINITIONS....................................................   3
         Section 1.01. Definitions........................................   3
         Section 1.02. Compliance Certificates and Opinions...............  15
         Section 1.03. Form of Documents Delivered to Trustee.............  15
         Section 1.04. Directions of Certificateholders...................  16

ARTICLE II  ORIGINAL ISSUANCE OF CERTIFICATES;............................  17
         Section 2.01. Issuance of Certificates; Acquisition of
           Equipment Notes................................................  17
         Section 2.02. Withdrawal of Deposits.............................  18
         Section 2.03. Acceptance by Trustee..............................  19
         Section 2.04. Limitation of Powers...............................  19

ARTICLE III THE CERTIFICATES..............................................  19
         Section 3.01. Title, Form, Denomination and Execution of
           Certificates...................................................  19
         Section 3.02. Restrictive Legends................................  21
         Section 3.03. Authentication of Certificates.....................  23
         Section 3.04. Transfer and Exchange..............................  24
         Section 3.05. Book-Entry Provisions for U.S. Global Certificate
           and Offshore Global Certificates...............................  24
         Section 3.06. Special Transfer Provisions........................  26
         Section 3.07. Mutilated, Destroyed, Lost or Stolen Certificates..  28
         Section 3.08. Persons Deemed Owners..............................  29
         Section 3.09. Cancellation.......................................  29
         Section 3.10. Limitation of Liability for Payments...............  29
         Section 3.11. Temporary Certificates.............................  30

ARTICLE IV  DISTRIBUTIONS; STATEMENTS TO..................................  30
         Section 4.01. Certificate Account and Special Payments Account...  30
         Section 4.02. Distributions from Certificate Account and Special
           Payments Account...............................................  31
         Section 4.03. Statements to Certificateholders...................  32
         Section 4.04. Investment of Special Payment Moneys...............  34

ARTICLE V  THE COMPANY....................................................  34
         Section 5.01. Maintenance of Corporate Existence.................  34
         Section 5.02. Consolidation, Merger, Etc.........................  34
         Section 5.03. Rule 144A(d)(4) Information........................  35

ARTICLE VI  DEFAULT.......................................................  36
         Section 6.01. Events of Default..................................  36
         Section 6.02. Incidents of Sale of Equipment Notes...............  38
         Section 6.03. Judicial Proceedings Instituted by Trustee;
           Trustee May Bring Suit.........................................  39
         Section 6.04. Control by Certificateholders......................  39
         Section 6.05. Waiver of Past Defaults............................  39
         Section 6.06. Right of Certificateholders to Receive Payments
           Not to Be Impaired.............................................  40
         Section 6.07. Certificateholders May Not Bring Suit Except
           Under Certain Conditions.......................................  40

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         Section 6.08. Remedies Cumulative................................  41
         Section 6.09. Undertaking for Costs..............................  41

ARTICLE VII  THE TRUSTEE..................................................  41
         Section 7.01. Notice of Defaults.................................  41
         Section 7.02. Certain Rights of Trustee..........................  42
         Section 7.03. Not Responsible for Recitals or Issuance of
           Certificates...................................................  43
         Section 7.04. May Hold Certificates..............................  43
         Section 7.05. Money Held in Trust................................  43
         Section 7.06. Compensation and Reimbursement.....................  44
         Section 7.07. Corporate Trustee Required, Eligibility............  45
         Section 7.08. Resignation and Removal: Appointment of Successor..  45
         Section 7.09. Acceptance of Appointment by Successor.............  47
         Section 7.10. Merger, Conversion, Consolidation or Succession to
           Business.......................................................  47
         Section 7.11. Maintenance of Agencies............................  48
         Section 7.12. Money for Certificate Payments to Be Held in Trust.  49
         Section 7.13. Registration of Equipment Notes in Name of
           Subordination Agent............................................  49
         Section 7.14. Representations and Warranties of Trustee..........  49
         Section 7.15. Withholding Taxes, Information Reporting...........  50
         Section 7.16. Trustee's Liens....................................  51
         Section 7.17. Preferential Collection of Claims..................  52

ARTICLE VIII  CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE............  52
         Section 8.01 The Company to Furnish Trustee with Names and
           Addresses of Certificateholders................................  52
         Section 8.02. Preservation of Information; Communications to
           Certificateholders.............................................  52
         Section 8.03. Reports by Trustee.................................  52
         Section 8.04. Reports by the Guarantor and Company...............  53

ARTICLE IX  SUPPLEMENTAL AGREEMENTS.......................................  54
         Section 9.01. Supplemental Agreements Without Consent of
           Certificateholders.............................................  54
         Section 9.02. Supplemental Agreements with Consent of
           Certificateholders.............................................  55
         Section 9.03. Documents Affecting Immunity or Indemnity..........  56
         Section 9.04. Execution of Supplemental Agreements...............  56
         Section 9.05. Effect of Supplemental Agreements..................  57
         Section 9.06. Conformity with Trust Indenture Act................  57
         Section 9.07. Reference in Certificates to Supplemental
           Agreements.....................................................  57

ARTICLE X  AMENDMENTS TO INDENTURES AND NOTE DOCUMENTS....................  57
         Section 10.01. Amendments and Supplements to Indentures and
           Other Note Documents...........................................  57

ARTICLE XI  TERMINATION OF TRUSTS.........................................  58
         Section 11.01. Termination of the Trust..........................  58

ARTICLE XII  MISCELLANEOUS PROVISIONS.....................................  61
         Section 12.01. Limitation on Rights of Certificateholders........  61
         Section 12.02. Liabilities of Certificateholders.................  61
         Section 12.03. Certificates Nonassessable and Fully Paid.........  61
         Section 12.04. Notices...........................................  61
         Section 12.05. Governing Law.....................................  62

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         Section 12.06. Severability of Provisions........................  62
         Section 12.07. Effect of Headings and Table of Contents..........  63
         Section 12.08. Successors and Assigns............................  63
         Section 12.09. Benefits of Agreement.............................  63
         Section 12.10. Legal Holidays....................................  63
         Section 12.11. Counterparts......................................  63
         Section 12.12. Communication by Certificateholders with Other
           Certificateholders.............................................  63
         Section 12.13. Intention of Parties..............................  63


Exhibit A  -      Form of Certificate
Exhibit B  -      Form of Certificate to be Delivered in Connection with
                    Transfers Pursuant to Regulation S
Exhibit C  -      Form of Certificate to be Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors
Exhibit D  -      Form of Assignment and Assumption Agreement
Exhibit E  -      Form of Certificate to be Delivered in Connection with
                    Transfers to QIBs

          This PASS THROUGH TRUST AGREEMENT, dated as of February 15, 2000, among AMTRAN, INC., an Indiana corporation (the "Guarantor"), AMERICAN TRANS AIR, INC., an Indiana corporation (the "Company"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Trustee, is made with respect to the formation of the American Trans Air 2000-1G-O Pass Through Trust, and the issuance of 8.039% American Trans Air 2000-1G-O Pass Through Certificates representing fractional undivided interests in the Trust.

                                  WITNESSETH:

          WHEREAS, the Company has obtained commitments from The Boeing Company for the delivery of certain Aircraft;

          WHEREAS, the Company intends to finance the acquisition of each such Aircraft either (i) through separate leveraged lease transactions in which the Company will lease such aircraft (collectively, the "Leased Aircraft") or (ii) through separate secured loan transactions in which the Company will own such Aircraft (collectively, the "Owned Aircraft");

          WHEREAS, in the case of each Leased Aircraft, each Owner Trustee, acting on behalf of the corresponding Owner Participant, will issue pursuant to an Indenture, on a non-recourse basis, two series of Equipment Notes in order to finance a portion of the purchase price of each such Leased Aircraft;

          WHEREAS, in the case of each Owned Aircraft, the Company, will issue pursuant to an Indenture, on a recourse basis, two series of Equipment Notes to finance a portion of the purchase price of each such Owned Aircraft;

          WHEREAS, the Trustee, upon execution and delivery of this Agreement, hereby declares the creation of this Trust (the "2000-1G-O Trust") for the benefit of the Certificateholders, and the initial Certificateholders, as the grantors of the 2000-1G-O Trust, by their respective acceptances of the Certificates, join in the creation of this 2000- 1G-O Trust with the Trustee;

          WHEREAS, except for those Certificates to which an Escrow Receipt has been affixed, all Certificates to be issued by the Trust will evidence fractional undivided interests in the Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property;

          WHEREAS, the Escrow Agent and the Initial Purchasers have contemporaneously herewith entered into an Escrow Agreement with the Escrow Paying Agent pursuant to which the Initial Purchasers have delivered to the Escrow Agent the proceeds from the sale of the Certificates and have irrevocably instructed the Escrow Agent to withdraw and pay funds from such proceeds upon request and proper certification by the Trustee to purchase Equipment Notes at the times at which the Aircraft are delivered as contemplated by the Note Purchase Agreement from time to time prior to the Delivery Period Termination Date (other than the delivery of an Aircraft on the Issuance Date, if applicable);

          WHEREAS, the Escrow Agent on behalf of the Certificateholders has contemporaneously herewith entered into a Deposit Agreement with the Depositary under which the Deposits referred to therein will be made and from which the Escrow Agent will withdraw funds to allow the Trustee to purchase Equipment Notes from time to time prior to the Delivery Period Termination Date (other than with respect to Equipment Notes relating to an Aircraft delivered on the Issuance Date, if applicable);

          WHEREAS, pursuant to the terms and conditions of this Agreement and the Note Purchase Agreement, upon or shortly following the delivery of an Aircraft (other than delivery of an Aircraft on or prior to the Issuance Date, if applicable), the Trustee on behalf of the Trust, using funds withdrawn pursuant to the Escrow Agreement, shall (subject to certain conditions) purchase an Equipment Note having the same interest rate as, and final maturity date not later than the final Regular Distribution Date of, the Certificates issued hereunder and shall hold such Equipment Note in trust for the benefit of the Certificateholders;

          WHEREAS, pursuant to the terms and conditions of this Agreement and the Note Purchase Agreement, upon the delivery of an Aircraft on the Issuance Date, if applicable, the Trustee on behalf of the Trust, using funds from the proceeds of the sale of the Certificates, shall (subject to certain conditions) purchase an Equipment Note having the same interest rate as, and final maturity date not later than the final Regular Distribution Date of, the Certificates issued hereunder and shall hold such Equipment Note in trust for the benefit of the Certificateholders;

          WHEREAS, all of the conditions and requirements necessary to make this Agreement, when duly executed and delivered, a valid, binding and legal instrument, enforceable in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Agreement in the form and with the terms hereof have been in all respects duly authorized;

          WHEREAS, to facilitate the sale of Equipment Notes to, and the purchase of Equipment Notes by, the Trustee on behalf of the 2000-1G-O Trust,
(i) the Company has duly authorized the execution and delivery of this Agreement as the "issuer", as such term is defined in and solely for purposes of the Securities Act of 1933, as amended, of the Certificates to be issued pursuant hereto, and as the "obligor", as such term is defined in and solely for purposes of the Trust Indenture Act of 1939, as amended, and (ii) the Guarantor have each duly authorized the execution and delivery of this Agreement with respect to all such Certificates and are undertaking to perform certain administrative and ministerial duties hereunder and are also undertaking to pay the fees and expenses of the Trustee; and

          WHEREAS, upon issuance of the Exchange Certificates, if any, or the effectiveness of the Shelf Registration Statement, this Agreement, as amended or supplemented from time to time, will be subject to the provisions of the Trust Indenture Act of 1939, and shall, to the extent applicable, be governed by such provisions;

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          Section 1.01. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference herein, have the meanings assigned to them therein;

          (3) all references in this Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement;

          (4) the words "herein", "hereof' and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

          (5) unless the context otherwise requires, whenever the words "including", "include" or "includes" are used herein, it shall be deemed to be followed by the phrase "without limitation".

          Accountants: Has the meaning specified in Section 7.15(b).

          Affiliate: With respect to any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          Agent Members: Has the meaning specified in Section 3.05(a).

          Aircraft: Means each of the Aircraft or Substitute Aircraft in respect of which a Participation Agreement is entered into in accordance with the Note Purchase Agreement.

          Ambac: Means Ambac Assurance Corporation, in its capacity as the Policy Provider as specified in the Intercreditor Agreement.

          Applicable Delivery Date: Has the meaning specified in Section
2.01(b).


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                                                                             4

          Applicable Participation Agreement: Has the meaning specified in
Section 2.01(b).

          Assignment and Assumption Agreement: Means the assignment and assumption agreement substantially in the form of Exhibit D hereto executed and delivered in accordance with Section 11.01.

          Authorized Agent: Means any Paying Agent or Registrar for the Certificates.

          Avoidable Tax: Has the meaning specified in Section 7.08(e) hereof.

          Book-Entry Certificates: With respect to the Certificates, means a beneficial interest in the Certificates, ownership and transfers of which shall be made through book entries as described in Section 3.04.

          Business Day: Means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in Indianapolis, Indiana or New York, New York and, so long as any such Certificate is outstanding, the city and state in which the Trustee or any related Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

          Certificate: Means any one of the Initial Certificates or Exchange Certificates and any such Initial Certificates or Exchange Certificates issued in exchange therefore or replacement thereof pursuant to this Agreement.

          Certificate Account: Means the account or accounts created and maintained pursuant to Section 4.01(a).

          Certificateholder or Holder: Means the Person in whose name a Certificate is registered in the Register.

          Class D Certificateholder: Means, at any time, any holder of one or more pass through certificates issued by the American Trans Air Pass Through Trust, Series 2000-1D, if and when established.

          Clearing Agency: Means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

          Clearing Agency Participant: Means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects, directly or indirectly, book-entry transfers and pledges of securities deposited with the Clearing Agency.

          Code: Means the Internal Revenue Code of 1986, as amended.

          Company: Means American Trans Air, Inc., an Indiana corporation, or its successor in interest pursuant to Section 5.02.

          Controlling Party: Has the meaning specified in the Intercreditor Agreement.


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                                                                             5

          Corporate Trust Office: With respect to the Trustee or any Loan Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

          Cut-off Date: Means the earlier of (a) the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

          Delivery Date: Has the meaning specified in Annex A to the Note Purchase Agreement.

          Delivery Notice: Has the meaning specified in Section 1(b) of the Note Purchase Agreement.

          Delivery Period Termination Date: Has the meaning specified in Annex A to the Note Purchase Agreement.

          Deposit Agreement: Means the Deposit Agreement (Class G) dated as of February 15, 2000 relating to the Certificates, between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          Depositary: Means Citibank, N.A., a national banking association.

          Deposits: Has the meaning specified in the Deposit Agreement.

          Direction: Has the meaning specified in Section 1.04(a).

          Distribution Date: Means each Regular Distribution Date and each Special Distribution Date.

          DTC: Means The Depository Trust Company, its nominees and their respective successors.

          Equipment Note: Means the "Secured Certificates" as defined in the Indentures.

          ERISA: Means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor federal statute.

          Escrow Agent: Means, initially, First Security Bank, National Association, and any replacement or successor therefor appointed in accordance with the Escrow Agreement.

          Escrow Agreement: Means the Escrow and Paying Agent Agreement (Class
G) dated as of February 15, 2000 relating to the Certificates, among the Escrow Agent, the Escrow Paying Agent, the Trustee and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          Escrow Paying Agent: Means the Person acting as paying agent under the Escrow Agreement.


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                                                                             6

          Escrow Receipt: Means the receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in escrow thereunder.

          Euroclear: Means the Euroclear System.

          Event of Default: Means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by the Trust were issued.

          Exchange Act: Has the meaning specified in Section 5.03.

          Exchange Certificates: Means the pass through certificates substantially in the form of Exhibit A hereto issued in exchange for the Initial Certificates pursuant to the Registration Rights Agreement and authenticated hereunder.

          Exchange Offer: Means the exchange offer which may be made pursuant to the Registration Rights Agreement to exchange Initial Certificates for Exchange Certificates.

          Exchange Offer Registration Statement: Means the registration statement that, pursuant to the Registration Rights Agreement, is filed by the Company with the SEC with respect to the exchange of Initial Certificates for Exchange Certificates.

          FAA: Has the meaning specified in Section 5.02(a).

          Final Withdrawal: Has the meaning specified in the Escrow Agreement.

          Final Withdrawal Date: Has the meaning specified in the Escrow Agreement.

          Final Withdrawal Notice: Has the meaning specified in Section 2.03.

          Fractional Undivided Interest: Means the fractional undivided interest in the Trust that is evidenced by a Certificate.

          Global Certificates: Has the meaning assigned to such term in
Section 3.01(d).

          Global Exchange Certificate: Has the meaning specified in Section 3.01(h).

          Guarantor: Means Amtran, Inc., an Indiana corporation, or its successor in interest.

          Indenture: Means each of the seven separate trust indenture and mortgage agreements relating to the Aircraft, each entered into pursuant to the related Participation Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          Indenture Default: With respect to any Indenture, means any Event of Default (as such term is defined in such Indenture).


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                                                                             7

          Initial Certificates: Means the certificates issued and authenticated hereunder substantially in the form of Exhibit A hereto other than the Exchange Certificates.

          Initial Purchasers: Means Salomon Smith Barney Inc., Morgan Stanley & Co. Incorporated, Chase Securities Inc. and Banc One Capital Markets, Inc.

          Initial Regular Distribution Date: Means the first Regular Distribution Date on which a Scheduled Payment is to be made.

          Institutional Accredited Investor: Means an institutional investor that is an "accredited investor" within the meaning set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

          Intercreditor Agreement: Means the Intercreditor Agreement dated February 15, 2000 among the Trustee, the Other Trustees, the Liquidity Provider, the liquidity providers, if any, relating to the Certificates issued under (and as defined in) the Other Pass Through Trust Agreements, the Policy Provider and Wilmington Trust Company, as Subordination Agent thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

          Issuance Date: Means the date of the issuance of the Initial Certificates.

          Lease: Means, with respect to each Leased Aircraft, the lease between an Owner Trustee, as the lessor, and the Company, as the lessee, referred to in the related Indenture, as each such lease may be amended, supplemented or otherwise modified in accordance with its terms.

          Leased Aircraft: Has the meaning specified in the second recital to this Agreement.

          Letter of Representations: Means the agreement dated the Issuance Date among the Company, the Trustee and the initial Clearing Agency.

          Liquidity Facility: Means the Revolving Credit Agreement (2000-1G) dated February 15, 2000 relating to the Certificates between the Liquidity Provider and the Subordination Agent, as amended, replaced, supplemented or otherwise modified from time to time in accordance with its terms and the terms of the Intercreditor Agreement.

          Liquidity Provider: Means, initially, Citibank, N.A., and any replacement or successor therefor appointed in accordance with the Liquidity Facility and the Intercreditor Agreement.

          Loan Trustee: With respect to any Equipment Note or the Indenture applicable thereto, means the bank or trust company designated as loan or indenture trustee under such Indenture, not in its individual capacity but solely as trustee; and any successor to such Loan Trustee as such trustee; and Loan Trustees means all of the Loan Trustees under the Indentures.

          Non-U.S. Person: Means a Person that is not a U.S. Person as defined in Regulation S.

          Note Documents: With respect to any Equipment Note, means the related Indenture, Lease (if the related Aircraft is leased to the Company) and Participation Agreement.

          Note Purchase Agreement: Means the Note Purchase Agreement dated as of February 15, 2000 among the Trustee, the Other Trustees, the Company, the Escrow Agent, the Escrow Paying Agent and the Subordination Agent, providing for, among other things, the purchase of Equipment Notes by the Trustee on behalf of the Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

          Notice of Purchase Withdrawal: Has the meaning specified in the Deposit Agreement.

          Offering Memorandum: Means the Offering Memorandum dated February 8, 2000 relating to the offering of the Certificates and the certificates issued under the Other Pass Through Trust Agreements.

          Officer's Certificate: Means a certificate signed (a) in the case of the Guarantor or the Company, by (i) the President or any Executive Vice President or Senior Vice President of the Guarantor or the Company, respectively, signing alone or (ii) any Vice President of the Guarantor or the Company signing together with the Secretary, the Assistant Secretary, the Treasurer or any Assistant Treasurer of the Guarantor or the Company, respectively, or (b) in the case of the Trustee or an Owner Trustee or a Loan Trustee, a Responsible Officer of the Trustee or such Owner Trustee or such Loan Trustee, as the case may be.

          Offshore Global Certificates: Has the meaning assigned to such term in Section 3.01(d).

          Offshore Physical Certificates: Has the meaning assigned to such term in Section 3.01(e).

          Opinion of Counsel: Means a written opinion of legal counsel who (a) in the case of counsel for the Guarantor or the Company, may be (i) a senior attorney in rank of the officers of the Guarantor or the Company a principal duty of which is furnishing advice as to legal matters or (ii) such other counsel designated by the Guarantor or the Company and reasonably acceptable to the Trustee and (b) in the case of any Owner Trustee or any Loan Trustee, may be such counsel as may be designated by any of them whether or not such counsel is an employee of any of them, and who shall be reasonably acceptable to the Trustee.

          Other Pass Through Trust Agreement: Means the American Trans Air 2000-1C-O Pass Through Trust Agreement relating to the American Trans Air 2000-1C- O Pass Through Trust, dated the date hereof.

          Other Trust: Means the American Trans Air 2000-1C-O Pass Through
Trust.


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                                                                             9

          Other Trustee: Means the trustee under the Other Pass Through Trust Agreement, and any successor or other trustee appointed as provided therein.

          Outstanding: With respect to Certificates, means, as of the date of determination, all Certificates theretofore authenticated and delivered under this Agreement, except:

          (i) Certificates theretofore canceled by the Registrar or delivered to the Trustee or the Registrar for cancellation;

          (ii) Certificates for which money in the full amount required to make the final distribution with respect to such Certificates pursuant to
     Section 11.01 hereof has been theretofore deposited with the Trustee in trust for the Holders of such Certificates as provided in Section 4.01 pending distribution of such money to such Certificateholders pursuant to payment of such final distribution; and

          (iii) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Agreement.

          Owned Aircraft: Has the meaning specified in the second recital to this Agreement.

          Owner Participant: With respect to any Equipment Note, means the "Owner Participant" as referred to in the Indenture pursuant to which such Equipment Note is issued and any permitted successor or assign of such Owner Participant; and Owner Participants at any time of determination means all of the Owner Participants thus referred to in the Indentures.

          Owner Trustee: With respect to any Equipment Note relating to a Leased Aircraft, means the "Owner Trustee", as referred to in the Indenture pursuant to which such Equipment Note is issued, not in its individual capacity but solely as trustee; and Owner Trustees means all of the Owner Trustees party to any of the Indentures.

          Participation Agreement: Means each Participation Agreement to be entered into by the Trustee and the Other Trustees pursuant to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified in accordance with its terms; and Participation Agreements means all such agreements.

          Paying Agent: Means the paying agent maintained and appointed for the Certificates pursuant to Section 7.11.

          Permitted Investments: Means obligations of the United States of America or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States of America is pledged, maturing in not more than 60 days after the acquisition thereof or such lesser time as is required for the distribution of any Special Payments on a Special Distribution Date.

          Person: Means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, trustee, unincorporated organization, or government or any agency or political subdivision thereof.

          Physical Certificates: Has the meaning specified in Section 3.01(e).

          Policy: Has the meaning specified in the Intercreditor Agreement.

          Policy Provider Agreement: Has the meaning specified in the Intercreditor Agreement.

          Policy Provider Default: Has the meaning specified in the Intercreditor Agreement.

          Pool Balance: Means, as of any date, (i) the original aggregate face amount of the Certificates less (ii) the aggregate amount of all payments made in respect of such Certificates other than payments made in respect of interest or premium thereon or reimbursement of any costs or expenses incurred in connection therewith less (iii) the aggregate amount of unused Deposits distributed as a Final Withdrawal other than payments in respect of interest or premium thereon. The Pool Balance as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in the Trust and the distribution thereof to be made on such Distribution Date and the distribution of the Final Withdrawal to be made on such Distribution Date.

          Pool Factor: Means, as of any date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance as at such date by (ii) the original aggregate face amount of the Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property and the distribution thereof to be made on such Distribution Date and the distribution of the Final Withdrawal to be made on such Distribution Date.

          Private Placement Legend: Has the meaning specified in Section 3.02.

          PTC Event of Default: Means any failure to pay within 10 Business Days of the due date thereof: (i) the outstanding Pool Balance on the Final Legal Distribution Date or (ii) interest due on the Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing (as defined in the Intercreditor Agreement), a withdrawal or withdrawals from a cash collateral account pursuant to Section 3.6(f) of the Intercreditor Agreement or a Policy Drawing, with respect thereto in an amount sufficient to pay such interest (or such Pool Balance, as the case may be) and shall have distributed such amount to the Trustee entitled thereto).

          Purchase Agreement: Means the Purchase Agreement dated February 8, 2000 among the Initial Purchasers, the Company, the Guarantor and the Depositary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          QIB: Means a qualified institutional buyer as defined in Rule 144A.

          Record Date: Means (i) for Scheduled Payments to be distributed on any Regular Distribution Date, other than the final distribution, the 15th day (whether or not a Business Day) preceding such Regular Distribution Date, and
(ii) for Special Payments
to be distributed on any Special Distribution Date, other than the final distribution, the 15th day (whether or not a Business Day) preceding such Special Distribution Date.

          Register and Registrar: Mean the register maintained and the registrar appointed pursuant to Sections 3.04 and 7.11.

          Registration Event: Means the declaration of the effectiveness by the SEC of the Exchange Offer Registration Statement or the Shelf Registration Statement.

          Registration Rights Agreement: Means the Exchange and Registration Rights Agreement dated as of February 15, 2000, among the Initial Purchasers, the Trustee, the Other Trustees and the Company, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

          Regular Distribution Date: With respect to distributions of Scheduled Payments in respect of the Certificates, means each date designated as a Regular Distribution Date in the Certificates issued pursuant to this Agreement, until payment of all the Scheduled Payments to be made under the Equipment Notes held in the Trust have been made; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.

          Regulation S: Means Regulation S under the Securities Act and any successor regulation thereto.

          Regulation S Restricted Date: Means the date 40-days after the later of the commencement of the initial offering of the Initial Certificates and the date of initial issuance thereof.

          Related Pass Through Trust Agreement: Means the American Trans Air 2000-1G-S Pass Through Trust Agreement relating to the American Trans Air 2000-1G- S Pass Through Trust, dated the date hereof, entered into by the Company and the institution acting as trustee thereunder, which agreement becomes effective upon the execution and delivery of the Assignment and Assumption Agreement pursuant to Section 11.01.

          Related Trust: Means the American Trans Air 2000-1G-S Pass Through Trust, formed under the Related Pass Through Trust Agreement.

          Related Trustee: Means the trustee under the Related Pass Through Trust Agreement.

          Request: Means a request by the Company setting forth the subject matter of the request accompanied by an Officer's Certificate and an Opinion of Counsel as provided in Section 1.02 of this Agreement.

          Responsible Officer: With respect to the Trustee, any Loan Trustee and any Owner Trustee, means any officer in the Corporate Trust Office of the Trustee, Loan Trustee or Owner Trustee or any other officer customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

          Rule 144A: Means Rule 144A under the United States Securities Act and any successor rule thereto.

          Scheduled Payment: With respect to any Equipment Note, means (i) any payment of principal or interest on or in respect of such Equipment Note or any payment of interest on the Certificates with funds drawn under the Liquidity Facility (other than any such payment which is not in fact received by the Trustee or any Subordination Agent within five days of the date on which such payment is scheduled to be made) due from the obligor thereon or
(ii) any payment of interest on the Certificates with funds drawn under the Liquidity Facility or any payment of interest on or principal of the Certificates with funds drawn under the Policy, which payment in any such case represents the installment of principal at the stated maturity of such installment of principal on such Equipment Note, the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided that any payment of principal, premium, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

          SEC: Means the Securities and Exchange Commission as from time to time constituted or created under the United States Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

          Securities Act: Means the United States Securities Act of 1933, as amended from time to time, or any successor thereto.

          Shelf Registration Statement: Means the shelf registration statement which may be required to be filed by the Company with the SEC pursuant to any Registration Rights Agreement, other than an Exchange Offer Registration Statement.

          Special Distribution Date: Means each date on which a Special Payment is to be distributed as specified in this Agreement; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.

          Special Redemption Premium: Means the premium payable by the Company in respect of the Final Withdrawal pursuant to the Note Purchase Agreement.

          Special Payment: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Trust Indenture Estate (as defined in each Indenture) or Special Redemption Premium (if applicable).

          Special Payments Account: Means the account or accounts created and maintained pursuant to Section 4.01(b).

          Subordination Agent: Has the meaning specified therefor in the Intercreditor Agreement.

          Substitute Aircraft: Has the meaning specified in Section 1(g) of the Note Purchase Agreement.

          Transfer Date: Has the meaning specified in Section 11.01.

          Triggering Event: Has the meaning specified therefor in the Intercreditor Agreement.

          Trust: Means the trust created by this Agreement, the estate of which consists of Trust Property.

          Trust Indenture Act: Means the United States Trust Indenture Act of 1939, as amended from time to time.

          Trust Property: Means (i) the Equipment Notes held as the property of the Trust and, subject to the Intercreditor Agreement, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) all rights of the Trust and the Trustee, on behalf of the Trust, under the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement, the Policy and the Liquidity Facilities, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Trust pursuant to the Intercreditor Agreement, the Policy or the Liquidity Facilities, provided, that rights with respect to the Deposits or under the Escrow Agreement, except for the right to direct withdrawals for the purchase of Equipment Notes to be held herein, will not constitute Trust Property, and (iii) the funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to
Article VI hereof of any such Equipment Note.

          Trustee: Means Wilmington Trust Company, not in its individual capacity but solely as trustee, or its successor in interest, and any successor trustee appointed as provided herein.

          Trustee's Lien: Has the meaning specified in section 7.16.

          U.S. Global Certificate: Has the meaning specified in Section
3.01(c).

          U.S. Physical Certificates: Has the meaning specified in Section 3.01(e).

          Section 1.02. Compliance Certificates and Opinions. Upon any application or request (except with respect to matters set forth in Article
II) by the Company, any Owner Trustee or any Loan Trustee to the Trustee to take any action under any provision of this Agreement, the Company, such Owner Trustee or such Loan Trustee, as the case may be, shall furnish to the Trustee
(i) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than a certificate provided pursuant to Section 8.04(d)) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Agreement relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

          Section 1.04. Directions of Certificateholders.

          (a) Any direction, consent, request, demand, authorization, notice, waiver or other action provided by this Agreement to be given or taken by Certificateholders (a "Direction") may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required pursuant to this Agreement, to the Company or any Loan Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the Directions of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent or proxy shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Company and any Loan Trustee, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

          (c) In determining whether the Certificateholders of the requisite Fractional Undivided Interests of Certificates Outstanding have given any Direction under this Agreement, Certificates owned by the Company, the Guarantor, any Owner Trustee, any Owner Participant or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such Direction, only Certificates which the Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Certificates Outstanding, such Certificates shall not be so disregarded as aforesaid, and (ii) if any amount of Certificates so owned by any such Person have been pledged in good faith, such Certificates shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Company, the Guarantor, any Owner Trustee, any Owner Participant or any Affiliate of any such Person.

          (d) The Company may, at its option by delivery of an Officer's Certificate to the Trustee, set a record date to determine the Certificateholders entitled to give a Direction. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer's Certificate which shall be a date not more than 30 days prior to the first solicitation of Certificateholders in connection therewith. If such a record date is fixed, such Direction may be given before or after such record date, but only the Certificateholders of record at the close of business on such record date shall be deemed to be Certificateholders for the purposes of determining whether Certificateholders of the requisite proportion of Outstanding Certificates have authorized or agreed or consented to such Direction, and for that purpose the Outstanding Certificates shall be computed as of such record date; provided that no such Direction by the Certificateholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Agreement not later than one year after the record date.

          (e) Any Direction by the Holder of any Certificate shall bind the Holder of every Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such Direction is made upon such Certificate.

          (f) Except as otherwise provided in Section 1.04(c), Certificates owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority, or distinction as among all of the Certificates.

          (g) For all purposes of this Agreement, all Initial Certificates and all Exchange Certificates shall vote and take all actions of Certificateholders together as one series of Certificates.

                                  ARTICLE II

                      ORIGINAL ISSUANCE OF CERTIFICATES;
                        ACQUISITION OF EQUIPMENT NOTES

          Section 2.01. Issuance of Certificates; Acquisition of Equipment
Notes.

          (a) The Trustee is hereby directed to (i) execute and deliver the Intercreditor Agreement, the Registration Rights Agreement, the Escrow Agreement and the Note Purchase Agreement on or prior to the Issuance Date, each in the form delivered to the Trustee by the Company and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon the request of the Company and the satisfaction or waiver of the closing conditions specified in the Purchase Agreement, the Trustee shall, execute, deliver, authenticate, issue and sell Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Trust, in Schedule A to the Purchase Agreement, and evidencing the entire ownership interest in the Trust, which amount equals the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the Note Purchase Agreement. Except as provided in Sections 3.04, 3.05, 3.06,
3.07 and 3.10 hereof, the Trustee shall not execute, authenticate or deliver Certificates in excess of the aggregate amount specified in this paragraph.

          (b) On or after the Issuance Date, the Company may deliver from time to time to the Trustee a Delivery Notice relating to one or more Equipment Notes. After receipt of a Delivery Notice and in any case no later than one Business Day prior to a Delivery Date as to which such Delivery Notice relates (the "Applicable Delivery Date") (or, if the Issuance Date is an Applicable Delivery Date, on the Issuance Date), the Trustee shall (as and when specified in the Delivery Notice) instruct the Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary requesting (i) the withdrawal of one or more Deposits on the Applicable Delivery Date in accordance with and to the extent permitted by the terms of the Escrow Agreement and the Deposit Agreement and (ii) the payment of all, or a portion, of such Deposit or Deposits, in an aggregate amount equal to the purchase price of the Equipment Notes relating to the Aircraft to be delivered on such Applicable Delivery Date, to or on behalf of the Owner Trustee or the Company, as the case may be, issuing such Equipment Notes, all as shall be described in the Delivery Notice; provided that, if the Issuance Date is an Applicable Delivery Date, such purchase price shall be paid from a portion of the proceeds of the sale of the Certificates. The Trustee shall (as and when specified in such Delivery Notice), subject to the conditions set forth in Sections 1 and 2 of the Note Purchase Agreement, enter into and perform its obligations under the Participation Agreement specified in such Delivery Notice (the "Applicable Participation Agreement") and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the Applicable Participation Agreement. If at any time prior to the Applicable Delivery Date, the Trustee receives a notice of postponement pursuant to
Section 1(d) or 1(e) of the Note Purchase Agreement, then the Trustee shall give the Depositary (with a copy to the Escrow Agent) a notice of cancellation of such Notice of Purchase Withdrawal relating to such Deposit or Deposits on such Applicable Delivery Date. Upon satisfaction of the conditions specified in the Note Purchase Agreement and the Applicable Participation Agreement, the Trustee shall purchase the applicable Equipment Notes with the proceeds of the withdrawals of one or more Deposits made on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement and the Escrow Agreement (or, if the Issuance Date is the Applicable Delivery Date with respect to such Applicable Participation Agreement, from a portion of the proceeds of the sale of the Certificates). The purchase price of such Equipment Notes shall equal the principal amount of such Equipment Notes. Amounts withdrawn from such Deposit or Deposits in excess of the purchase price of the Equipment Notes or to the extent not applied on the Applicable Delivery Date to the purchase price of the Equipment Notes, shall be re- deposited by the Trustee with the Depositary on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement.

          Section 2.02. Withdrawal of Deposits. If any Deposits remain outstanding on the Business Day next succeeding the Cut-Off Date, (i) the Trustee shall give the Escrow Agent notice that the Trustee's obligation to purchase Equipment Notes under the Note Purchase Agreement has terminated and instruct the Escrow Agent to provide a notice of Final Withdrawal to the Depositary substantially in the form of Exhibit B to the Deposit Agreement (the "Final Withdrawal Notice") and (ii) the Trustee will make a demand upon the Company under the Note Purchase Agreement for an amount equal to the Special Redemption Premium, if applicable, such payment to be made on the Final Withdrawal Date.

          Section 2.03. Acceptance by Trustee. The Trustee, upon the execution and delivery of this Agreement, acknowledges its acceptance of all right, title, and interest in and to the Trust Property and declares that the Trustee holds and will hold such right, title, and interest for the benefit of all then present and future Certificateholders, upon the trusts herein set forth. Subject to Section 7.13, the Trustee shall take all actions reasonably necessary to effect the registration of all such Equipment Notes in the name of the Subordination Agent. By its payment for and acceptance of each Certificate issued to it under this Agreement, each initial Certificateholder as grantor of the Trust thereby joins in the creation and declaration of the Trust.

          Section 2.04. Limitation of Powers. The Trust is constituted solely for the purpose of making the investment in the Equipment Notes, and, except as set forth herein, the Trustee shall not be authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Trustee shall not be authorized or empowered to do anything that would cause such Trust to fail to qualify as a "grantor trust" for federal income tax purposes (including as subject to this restriction acquiring the Aircraft (as defined in the respective related Indentures) by bidding such Equipment Notes or otherwise, or taking any action with respect to any such Aircraft once acquired).

                                  ARTICLE III
                               THE CERTIFICATES

          Section 3.01. Title, Form, Denomination and Execution of
Certificates.

          (a) The Initial Certificates shall be known as the "8.039% Initial Pass Through Certificates, Series 2000-1G-O" and the Exchange Certificates shall be known as the "8.039% 2000-1G-O Exchange Pass Through Certificates, Series 2000-1G-O", in each case of the Trust. Each Certificate will represent a fractional undivided interest in the Trust and shall be substantially in the form set forth as Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Trustee or the officers executing such Certificates, as evidenced by the Trustee's or the officer's execution of the Certificates. Any portion of the text of any Certificate may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Certificate. At the Escrow Agent's request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Certificate. Any transfer or exchange of any Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Withdrawal Date, no transfer or exchange of any Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged. By acceptance of any Certificate to which an Escrow Receipt is attached, each Holder of such a Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.

          (b) The Initial Certificates shall be issued only in fully registered form without coupons in minimum denominations of $1,000 or integral multiples of $1,000 in excess thereof, except that one Certificate may be issued in a denomination of less than $1,000. Each Certificate shall be dated the date of its authentication. The aggregate Fractional Undivided Interest of Certificates shall not at any time exceed $201,901,000.

          (c) The Initial Certificates offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Certificate in registered form, substantially in the form set forth as Exhibit A hereto with such applicable legends as are provided for in clauses (a) and
(b) of Section 3.02 (the "U.S. Global Certificate"), duly executed and authenticated by the Trustee as hereinafter provided. The U.S. Global Certificate will be registered in the name of a nominee for DTC and deposited with the Trustee, as custodian for DTC. The aggregate principal amount of the U.S. Global Certificate may from time to time be increased or decreased by adjustments made on the records of DTC or its nominee, or of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

          (d) The Initial Certificates offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of a single global Certificate in registered form, substantially in the form set forth as Exhibit A hereto with such applicable legends as are provided for in clause (b) of Section 3.02 (the "Offshore Global Certificate") duly executed and authenticated by the Trustee as hereinafter provided. The U.S. Global Certificate and the Offshore Global Certificates are sometimes referred to as the "Global Certificates".

          (e) The Initial Certificates offered and sold to Institutional Accredited Investors shall be issued in the form of permanent certificated Certificates in registered form in substantially the form set forth as Exhibit A hereto with such applicable legends as are provided for in clauses (a) and (b) of Section 3.02 hereto (the "U.S. Physical Certificates"). Initial Certificates issued pursuant to Section 3.05(b) in exchange for interests in any Offshore Global Certificate shall be in the form of permanent certificated Certificates in registered form substantially in the form set forth in Exhibit A (the "Offshore Physical Certificates"). The Offshore Physical Certificates and U.S. Physical Certificates are sometimes collectively herein referred to as the "Physical Certificates".

          (f) Certificates offered and sold to any Institutional Accredited Investor which is not a QIB in a transaction exempt from registration under the Securities Act (and other than as described in Section 3.01(c)) shall be issued substantially in the form set forth in Exhibit A (the "Restricted Definitive Certificates") duly executed and authenticated by the Pass Through Trustee as hereinafter provided. Certificates issued pursuant to Section 3.06(b) in exchange for interests in a U.S. Global Certificate shall be issued in the form of a Restricted Definitive Certificate and Certificates issued pursuant to Section 3.06(b) in exchange for an interest in a Offshore Global Certificate shall be issued in definitive, fully registered form without interest coupons (the "Regulation S Definitive Certificates"). The Restricted Definitive Certificates and the Regulation S Definitive Certificates are sometimes collectively referred to herein as the "Definitive Certificates".

          (g) The Certificates shall be in registered form and shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers executing such Certificates, as evidenced by their execution of such Certificates.

          (h) The Exchange Certificates shall be issued in the form of one or more Global Certificates substantially in the form of Exhibit A hereto (each, a "Global Exchange Certificate"), except that (i) the Private Placement Legend (hereinafter defined) shall be omitted and (ii) such Exchange Certificates shall contain such appropriate insertions, omissions, substitutions and other variations from the form set forth in Exhibit A hereto relating to the nature of the Exchange Certificates as the Responsible Officer of the Trustee executing such Exchange Certificates on behalf of the Trust may determine, as evidenced by such officer's execution on behalf of the Trust of such Exchange Certificates. Such Global Exchange Certificates shall be in registered form and be registered in the name of DTC and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC. The aggregate principal amount of any Global Exchange Certificate may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC for such Global Exchange Certificate, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Exchange Certificate. Subject to clause (i) and (ii) of the first sentence of this
Section 3.01(g), the terms hereof applicable to U.S. Global Certificates and/or Global Certificates shall apply to the Global Exchange Certificates mutatis mutandis.

          Section 3.02. Restrictive Legends.

          (a) Subject to Section 3.01 and 3.06, each U.S. Global Certificate and each U.S. Physical Certificate shall bear the following legend (the "Private Placement Legend") on the face thereof:

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS CERTIFICATE OR THE LAST DATE ON WHICH THIS CERTIFICATE WAS HELD BY AMERICAN TRANS AIR, INC. ("ATA") OR AN AFFILIATE OF ATA, RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (A) TO ATA OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING $100,000 OR MORE AGGREGATE PRINCIPAL AMOUNT OF SUCH CERTIFICATES THAT TAKES DELIVERY OF THIS CERTIFICATE IN DEFINITIVE FORM, AND PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CASE THIS CERTIFICATE IS IN DEFINITIVE FORM, IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THE CERTIFICATE OR THE LAST DATE ON WHICH THIS CERTIFICATE WAS HELD BY ATA OR AN AFFILIATE OF ATA, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE

     TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          (b) Each Global Certificate shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.05 AND 3.06 OF THE PASS THROUGH TRUST AGREEMENT REFERRED TO HEREIN.

          Section 3.03. Authentication of Certificates.

          (a) On the Issuance Date, the Trustee shall duly execute, authenticate and deliver Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Trust, in Schedule A to the Purchase Agreement, and evidencing the entire ownership interest of the Trust, which amount equals the maximum aggregate principal amount of Equipment Notes to be purchased by the Trustee pursuant to the Note Purchase Agreement.

          (b) No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

          Section 3.04. Transfer and Exchange.

          (a) The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.11 of this Agreement a register (the "Register") for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of the Certificates and of transfers and exchanges of the Certificates as herein provided. The

Trustee shall initially be the registrar (the "Registrar") for the purpose of registering the Certificates and transfers and exchanges of the Certificates as herein provided. A Certificateholder may transfer a Certificate by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Agreement, including providing a written certificate or other evidence of compliance with any restrictions on transfer, in form satisfactory to the Trustee and the Registrar; provided that no exchange of Initial Certificates for Exchange Certificates shall occur until an Exchange Offer Registration Statement shall have been declared effective by the SEC (notice of which shall be provided to the Trustee by the Company). No such transfer shall be effected until, and such transferee shall succeed to the rights of a Certificateholder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Prior to the registration of any transfer by a Certificateholder as provided herein, the Trustee shall treat the person in whose name the Certificate is registered as the owner thereof for all purposes, and the Trustee shall not be affected by notice to the contrary. Furthermore, DTC shall, by acceptance of a Global Certificate, agree that transfers of beneficial interests in such Global Certificate may be effected only through a book-entry system maintained by DTC (or its agent), and that ownership of a beneficial interest in the Certificate shall be required to be reflected in a book entry. When Certificates are presented to the Registrar with a request to register the transfer thereof or to exchange them for an equal face amount of Certificates of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Trustee shall execute and authenticate Certificates at the Registrar's request. No service charge shall be made to a Certificateholder for any registration of transfer or exchange of the Certificates, but the Trustee shall require payment of a sum sufficient to cover any tax or similar governmental charge payable in connection therewith. All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee.

          Section 3.05. Book-Entry Provisions for U.S. Global Certificate and Offshore Global Certificates.

          (a) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Agreement with respect to any Global Certificate held on their behalf by DTC, or the Trustee as its custodian, and DTC may be treated by the Trustee and any agent of the Trustee as the absolute owner of such Global Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trustee or any agent of the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Certificate. Upon the issuance of any Global Certificate, the Registrar or its duly appointed agent shall record a nominee of DTC as the registered holder of such Global Certificate.

          (b) Transfers of any Global Certificate shall be limited to transfers of such Global Certificate in whole, but not in part, to nominees of DTC, its successor or such successor's nominees. Beneficial interests in the U.S. Global Certificate and any Offshore Global Certificate may be transferred in accordance with the rules and procedures of DTC and the provisions of
Section 3.06. Beneficial interests in the U.S. Global Certificate or an Offshore Global Certificate shall be delivered to all beneficial owners in the form of U.S. Physical Certificates or Offshore Physical Certificates, as the case may be, if (i) the Company notifies the Trustee in writing that DTC is unwilling or unable to discharge properly its responsibilities as depositary for the U.S. Global Certificate or such Offshore Global Certificate, as the case may be, and the Company is unable to locate a qualified successor depositary within 90 days of such notice or (ii) after the occurrence of an Event of Default, beneficial owners of the U.S. Global Certificate or Offshore Global Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust, by Direction of such Certificateholders delivered to the Company and the Trustee, advise the Company, the Trustee and DTC through its Clearing Agency Participants in writing that the continuation of a book-entry system through DTC is no longer in the best interests of the Certificateholders, then the Trustee shall notify all owners of beneficial interests in the U.S. Global Certificate or an Offshore Global Certificate, through DTC, of the occurrence of any such event and the availability of definitive Certificates.

          (c) Any beneficial interest in one of the Global Certificates that is transferred to a Person who takes delivery in the form of an interest in the other Global Certificate will, upon such transfer, cease to be an interest in such Global Certificate and become an interest in another Global Certificate and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Certificate for as long as it remains such an interest.

          (d) In connection with the transfer of the entire U.S. Global Certificate or an entire Offshore Global Certificate to the beneficial owners thereof pursuant to paragraph (b) of this Section 3.05, such U.S. Global Certificate or Offshore Global Certificate, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Trustee shall execute, authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such U.S. Global Certificate or Offshore Global Certificate, as the case may be, an equal aggregate principal amount of U.S. Physical Certificates or Offshore Physical Certificates, as the case may be, of authorized denominations.

          (e) Any U.S. Physical Certificate delivered in exchange for an interest in the U.S. Global Certificate pursuant to paragraph (b) of this
Section 3.05 shall, except as otherwise provided by paragraph (f) of Section 3.06, bear the Private Placement Legend.

          (f) Any Offshore Physical Certificate delivered in exchange for an interest in an Offshore Global Certificate pursuant to paragraph (b) of this Section shall, except as otherwise provided by paragraph (f) of Section 3.06, bear the applicable legend regarding transfer restrictions set forth in
Section 3.02(a).

          (g) The registered holder of the U.S. Global Certificate or any Offshore Global Certificate may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the Certificates.

          Section 3.06. Special Transfer Provisions. Unless and until (i) an Initial Certificate is sold under an effective Shelf Registration Statement, or (ii) an Initial Certificate is exchanged for an Exchange Certificate pursuant to an effective Exchange

Offer Registration Statement, in each case pursuant to the terms of the Registration Rights Agreement, the following provisions shall apply to the Initial Certificates:

          (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Certificate to any Institutional Accredited Investor which is not a QIB (excluding transfers to, or on or after the Regulation S Restricted Date, by Non-U.S. Persons):

          (i) The Registrar shall register the transfer of any Initial Certificate, whether or not such Initial Certificate bears the Private Placement Legend, if (x) the requested transfer is at least two years after the later of the original issue date of the Initial Certificates and the last date on which such Certificate was held by the Company or any affiliate thereof or (y) the proposed transferee has delivered to the Registrar a letter substantially in the form of Exhibit C hereto and the aggregate principal amount of the Initial Certificates being transferred is at least $100,000.

          (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Certificate or, at a date prior to the Regulation S Restricted Date, an Offshore Global Certificate, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date of the transfer and a decrease in the principal amount of such U.S. Global Certificate in an amount equal to the principal amount of the beneficial interest in such U.S. Global Certificate to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver to the transferor or at its direction, one or more U.S. Physical Certificates of like tenor and amount.

          (b) Transfers to QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Certificate to a QIB (excluding Non-U.S. Persons):

          (i) If the Initial Certificate to be transferred consists of U.S. Physical Certificates or an interest in any Offshore Global Certificate prior to the Regulation S Restricted Date, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of U.S. Physical Certificate or delivered a certificate to the Trustee in the form of Exhibit E hereto stating, or has otherwise advised the Trustee and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who, in the case of a transfer of a U.S. Physical Certificate, has signed the certification provided for on the form of Initial Certificate and, in the case of an Offshore Global Certificate transferred prior to the Regulation S Restricted Date, who has signed the certification provided for in Exhibit E hereto, stating, or has otherwise advised the Trustee and the Registrar in writing, that it is purchasing the Initial Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and has been advised of the applicable transfer restrictions relating to the Initial Certificates and acknowledges that it has received such information regarding the Trust and/or the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

          (ii) Upon receipt by the Registrar of the documents referred to in clause (i) above and instructions given in accordance with DTC's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of the U.S. Global Certificate in an amount equal to the principal amount of the U.S. Physical Certificates or interests in the Offshore Global Certificate, as the case may be, being transferred, and the Trustee shall cancel such U.S. Physical Certificates or decrease the amount of such Offshore Global Certificate so transferred.

          (c) Transfers of Interests in the Offshore Global Certificate on or after the Regulation S Restricted Date. The Registrar shall register any transfer of interests in the Offshore Global Certificate on or after the Regulation S Restricted Date without requiring any additional certification.

          (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any registration of any transfer of an Initial Certificate to a Non-U.S. Person:

          (i) The Registrar shall register any proposed transfer of a U.S. Global Certificate or U.S. Physical Certificate to any Non-U.S. Person, upon receipt of a certificate substantially in the form of Exhibit B hereto from the proposed transferor. The Registrar shall promptly send a copy of such certificate to the Company.

          (ii) (A) Upon receipt by the Registrar of (x) the documents, if any, required by paragraph (c) and (y) instructions in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date of such transfer and shall cancel the Physical Certificate, if any, so transferred, or decrease the principal amount of any such U.S. Global Certificate in an amount equal to the principal amount of the beneficial interest in such U.S. Global Certificate to be transferred, and (B) upon receipt by the Registrar of instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Certificate in an amount equal to the principal amount of the U.S. Physical Certificate or the U.S. Global Certificate, as the case may be, to be transferred, and the Trustee shall cancel the Physical Certificate, if any, so transferred or decrease the amount of such U.S. Global Certificate.

          (e) Private Placement Legend. Upon the transfer, exchange or replacement of Certificates not bearing the Private Placement Legend, the Registrar shall deliver Certificates that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Certificates bearing the Private Placement Legend, the

Registrar shall deliver only Certificates that bear the Private Placement Legend unless either (i) the circumstances contemplated by paragraph (a)(i)(x) or (e)(ii) of this Section 3.06 exist or (ii) there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (f) General. By its acceptance of any Certificate bearing the Private Placement Legend, each Holder of such a Certificate acknowledges the restrictions on transfer of such Certificate set forth in this Agreement and agrees that it will transfer such Certificate only as provided in this Agreement. The Registrar shall not register a transfer of any Certificate unless such transfer complies with the restrictions on transfer of such Certificate set forth in this Agreement. In connection with any transfer of Certificates, each Certificateholder agrees by its acceptance of the Certificates to furnish the Registrar or the Trustee such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine the sufficiency of any such certifications, legal opinions or other information.

          Until such time as no Certificates remain Outstanding, the Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.05 or this Section 3.06. The Trustee, if not the Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          Section 3.07. Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Registrar and the Trustee such security, indemnity or bond, as may be required by them to save each of them harmless, then, in the absence of notice to the Registrar or the Trustee that such destroyed, lost or stolen Certificate has been acquired by a protected purchaser, and provided that the requirements of Section 8-405 of the Uniform Commercial Code in effect in any applicable jurisdiction are met, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate or Certificates, in authorized denominations and of like Fractional Undivided Interest.

          In connection with the issuance of any new Certificate under this
Section 3.07, the Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 3.07 shall constitute conclusive evidence of the appropriate Fractional Undivided Interest in the related Trust, as if originally issued, whether or not the lost stolen or destroyed Certificate shall be found at any time.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

          Section 3.08. Persons Deemed Owners. Prior to due presentment of a Certificate for registration of transfer, the Trustee, the Registrar, and any Paying Agent of the Trustee may treat the Person in whose name any Certificate is registered (as of the day of determination) as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
4.02 and for all other purposes whatsoever, and neither the Trustee, the Registrar, nor any Paying Agent of the Trustee shall be affected by any notice to the contrary.

          Section 3.09. Cancellation. All Certificates surrendered for payment or transfer or exchange shall, if surrendered to any Person party hereto other than the Registrar, be delivered to the Registrar for cancellation. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Registrar shall be destroyed and a certification of their destruction delivered to the Trustee.

          Section 3.10. Limitation of Liability for Payments. All payments or distributions made to Certificateholders shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of Article IV of this Agreement. Each Certificateholder, by its acceptance of a Certificate, agrees that it will look solely to the income and proceeds from the Trust Property for any payment or distribution due to such Certificateholder pursuant to the terms of this Agreement and that it will not have any recourse to the Company, the Trustee, the Loan Trustee, the Liquidity Provider, the Policy Provider, the Owner Trustees or the Owner Participants, except as otherwise expressly provided herein or in the Intercreditor Agreement. The Company is a party to this Agreement solely for purposes of meeting the requirements of the Trust Indenture Act.

          Section 3.11. Temporary Certificates. Until definitive Certificates are ready for delivery, the Trustee shall authenticate temporary Certificates. Temporary Certificates shall be substantially in the form of definitive Certificates but may have insertions, substitutions, omissions and other variations determined to be appropriate by the officers executing the temporary Certificates, as evidenced by their execution of such temporary Certificates. If temporary Certificates are issued, the Trustee will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee designated for such purpose pursuant to Section 7.11, without charge to the Certificateholder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute, authenticate and deliver in exchange therefor a like face amount of definitive Certificates of authorized denominations. Until so exchanged, the temporary Certificates shall be entitled to the same benefits under this Agreement as definitive Certificates.

                                  ARTICLE IV

                         DISTRIBUTIONS; STATEMENTS TO
                              CERTIFICATEHOLDERS

          Section 4.01. Certificate Account and Special Payments Account.

          (a) The Trustee shall establish and maintain on behalf of the Certificateholders a Certificate Account as one or more non-interest-bearing accounts. The Trustee shall hold the Certificate Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Agreement. On each day when a Scheduled Payment is made to the Trustee under the Intercreditor Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Scheduled Payment into the Certificate Account.

          (b) The Trustee shall establish and maintain on behalf of the Certificateholders a Special Payments Account as one or more accounts, which shall be non-interest-bearing except as provided in Section 4.04. The Trustee shall hold the Special Payments Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Agreement. On each day when one or more Special Payments are made to the Trustee under the Intercreditor Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments into the Special Payments Account.

          (c) The Trustee shall cause the Subordination Agent to present to the Loan Trustee to which an Equipment Note relates such Equipment Note on the date of its stated final maturity or, in the case of any Equipment Note which is to be redeemed in whole pursuant to the relevant Indenture, on the applicable redemption date under such Indenture.

          Section 4.02. Distributions from Certificate Account and Special Payments Account.

          (a) On each Regular Distribution Date or as soon thereafter as the Trustee has confirmed receipt of the payment of all or any part of the Scheduled Payments due on such date, the Trustee shall distribute out of the Certificate Account the entire amount deposited therein pursuant to Section
4.01 (a). There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Regular Distribution Date (other than as provided in Section 11.01 concerning the final distribution), by check mailed to such Certificateholder at the address appearing in the Register, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest in the Trust held by such Certificateholder) of the aggregate amount in the Certificate Account, except that, with respect to Certificates registered on the Record Date in the name of the nominee of DTC (initially, such nominee to be Cede & Co.), such distribution shall be made by wire transfer in immediately available funds to the account designated by such nominee.

          (b) On each Special Distribution Date with respect to any Special Payment or as soon thereafter as the Trustee has confirmed receipt of any Special Payments due on the Equipment Notes or realized upon the sale of such Equipment Notes, the Trustee shall distribute out of the Special Payments Account the entire amount deposited therein pursuant to Section 4.01(b) of such Special Payment. There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section 11.01 concerning the final distribution), by check mailed to such Certificateholder at the address appearing in the Register, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest in the Trust held by such Certificateholder) of the aggregate amount in the Special Payments Account on account of such Special Payment, except that, with respect to Certificates registered on the Record Date in the name of the nominee of DTC (initially, such nominee to be Cede & Co.), such distribution shall be made by wire transfer in immediately available funds to the account designated by such nominee.

          (c) The Trustee shall, at the expense of the Company, cause notice of each Special Payment to be mailed to each Certificateholder at his address as it appears in the Register. In the event of redemption or purchase of Equipment Notes held in the Trust, such notice shall be mailed not less than 20 days prior to the date any such Special Payment is scheduled to be distributed. In the event the Company is required to pay a Special Redemption Premium to the Trustee under the Note Purchase Agreement, such notice shall be mailed, together with the notice by the Escrow Paying Agent under Section 2.06 of the Escrow Agreement, not less than 20 days prior to the Special Distribution Date for such amount, which Special Distribution Date shall be the Final Withdrawal Date. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment, stating the Special Distribution Date for such Special Payment which shall occur not less than 20 days after the date of such notice and as soon as practicable thereafter. Notices mailed by the Trustee shall set forth:

          (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 11.01),

          (ii) the amount of the Special Payment for each $1,000 face amount Certificate and the amount thereof constituting principal, premium, if any, and interest,

          (iii) the reason for the Special Payment, and

          (iv) if the Special Distribution Date is the same date as a Regular Distribution Date for the Certificates, the total amount to be received on such date for each $1,000 face amount Certificate.

          If the amount of (i) premium, if any, payable upon the redemption or purchase of an Equipment Note or (ii) the Special Redemption Premium, if any, has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

          If any redemption of the Equipment Notes held in the Trust is cancelled, the Trustee, as soon as possible after learning thereof, shall cause notice thereof to be mailed to each Certificateholder at its address as it appears on the Register.

          Section 4.03. Statements to Certificateholders.

          (a) On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution to Certificateholders a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, as the case may be, setting forth the following information (in the case of a Special Payment, including any Special Redemption Premium, reflecting in part the information provided by the Escrow Paying Agent under the Escrow Agreement) (per a $1,000 face amount Certificate as to clauses (ii), (iii), (iv) and (v) below):

          (i) the aggregate amount of funds distributed on such Distribution Date hereunder and under the Escrow Agreement, indicating the amount allocable to each source including any portion thereof paid by the Liquidity Provider and/or the Policy Provider;

          (ii) the amount of such distribution allocable to principal and the amount allocable to premium (including any Special Redemption Premium), if any;

          (iii) the amount of such distribution hereunder allocable to interest;

          (iv) the amount of such distribution under the Escrow Agreement allocable to interest on the Deposits;

          (v) the amount of such distribution under the Escrow Agreement allocable to the principal of the unused Deposits; and

          (vi) the Pool Balance and the Pool Factor.

          With respect to the Certificates registered in the name of a Clearing Agency or its nominee, on the Record Date prior to each Distribution Date, the Trustee will request from the Clearing Agency a securities position listing setting forth the names of all the Clearing Agency Participants reflected on the Clearing Agency's books as holding interests in the Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of Certificates.

          (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i) through (a)(v), inclusive, above with respect to the Trust for such calendar year or, in the event such Person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. With respect to Certificates registered in the name of a Clearing Agency or its nominee, such report and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such

Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants.

          (c) Promptly following (i) the Delivery Period Termination Date, if there has been any change in the information set forth in clauses (x), (y) and
(z) below from that set forth on pages 86 and AIII-1 of the Offering Memorandum, and (ii) any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Trust, or any Final Withdrawal, the Trustee shall furnish to Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the Delivery Period Termination Date, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal distribution schedule of the Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Certificates registered in the name of a Clearing Agency or its nominee, on the Delivery Period Termination Date, the Trustee will request from the Clearing Agency a securities position listing setting forth the names of all the Clearing Agency Participants reflected on the Clearing Agency's books as holding interests in the Certificates on such date. The Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of Certificates.

          Section 4.04. Investment of Special Payment Moneys. Any money received by the Trustee pursuant to Section 4.01(b) representing a Special Payment which is not to be promptly distributed shall, to the extent practicable, be invested in Permitted Investments by the Trustee (and such Permitted Investments shall be registered in the name of the Trustee) as directed in writing by the Company pending distribution of such Special Payment pursuant to Section 4.02. Any investment made pursuant to this Section
4.04 shall be in such Permitted Investments having maturities not later than the date that such moneys are required to be used to make the payment required under Section 4.02 on the applicable Special Distribution Date and the Trustee shall hold any such Permitted Investments until maturity. The Trustee shall have no liability with respect to any investment made pursuant to this Section 4.04, other than by reason of the willful misconduct or negligence of the Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.

                                   ARTICLE V

                                  THE COMPANY

          Section 5.01. Maintenance of Corporate Existence. The Company, at its own cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as otherwise specifically permitted in Section 5.02; provided, however, that the Company shall not be required to preserve any right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

          Section 5.02. Consolidation, Merger, Etc. The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless:

          (a) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall be organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia and a "citizen of the United States" (as defined in Section 40102(a)(15) of Title 49 of the United States Code) holding an air carrier operating certificate issued by the Federal Aviation Administration, or any successor agency thereto (the "FAA"), pursuant to Chapter 447 of Title 49, United States Code, authorizing the operation in air transportation of aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo pursuant to Part 121 of the FAA's regulations (14 CFR Part 121);

          (b) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall execute and deliver to the Trustee a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Trustee containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of the Note Documents, the Note Purchase Agreement, the Other Pass Through Trust Agreements and this Agreement to be performed or observed by the Company;

          (c) immediately after giving effect to such transaction, no Event of Default applicable to the Certificates shall have occurred and be continuing; and

          (d) the Company shall have delivered to the Trustee an Officers' Certificate of the Company and an Opinion of Counsel of the Company (which may be the Company's General Counsel) reasonably satisfactory to the Trustee, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (b) above comply with this Section 5.02 and that all conditions precedent herein provided for relating to such transaction have been complied with.

          Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Company as an entirety in accordance with this Section 5.02, the successor corporation or Person formed by such consolidation or into which the Company is merged or to which such conveyance, offer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor corporation or Person had been named as the Company herein. No such conveyance, transfer or lease of substantially all of the assets of the Company as an entirety shall have the effect of releasing the Company or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Section 5.02 from its liability in respect of this Agreement, the Note Purchase Agreement or any Note Document to which it is a party.

          Section 5.03. Rule 144A(d)(4) Information. So long as any of the Certificates are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, at any time when the Guarantor is neither subject to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company and the Guarantor will provide to any holder of such restricted securities, or to any prospective purchaser of such restricted securities designated by a holder, upon the request of such holder or prospective purchaser, any information required to be delivered to holders and prospective purchasers of the Certificates pursuant to Rule 144A(d)(4) under the Securities Act.

                                  ARTICLE VI

                                    DEFAULT

          Section 6.01. Events of Default.

          (a) Exercise of Remedies. Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Trustee may, to the extent it is the Controlling Party at such time (as determined pursuant to the Intercreditor Agreement), direct the exercise of remedies as provided in the Intercreditor Agreement.

          (b) Purchase Rights of Certificateholders. By acceptance of its Certificate, each Certificateholder agrees that at any time after the occurrence and during the continuation of a Triggering Event:

          (i) each Class C Certificateholder shall have the right to purchase all, but not less than all, of the Certificates upon ten days' written notice to the Trustee and each other Class C Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class C Certificateholder notifies such purchasing Class C Certificateholder that such other Class C Certificateholder wants to participate in such purchase, then such other Class C Certificateholder may join with the purchasing Class C Certificateholder to purchase all, but not less than all, of the Certificates pro rata based on the Fractional Undivided Interest in the Class C Trust held by each such Class C Certificateholder and (B) if prior to the end of such ten-day period any other Class C Certificateholder fails to notify the purchasing Class C Certificateholder of such other Class C Certificateholder's desire to participate in such a purchase, then such other Class C Certificateholder shall lose its right to purchase the Certificates pursuant to this
     Section 6.01(b);

          (ii) each Class D Certificateholder shall have the right (which shall not expire upon any purchase of the Certificates pursuant to clause
     (i) above) to purchase all, but not less than all, of the Certificates and the Class C Certificates upon ten days' written notice to the Trustee, the Class C Trustee and each other Class D Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class D Certificateholder notifies such purchasing Class D Certificateholder that such other Class D Certificateholder wants to participate in such purchase, then such other Class D Certificateholder may join with the purchasing Class D Certificateholder to purchase all, but not less than all, of the Certificates and the Class C Certificates pro rata based on the Fractional

     Undivided Interest in the Class D Trust, taken as a whole, held by each such Class D Certificateholder and (B) if prior to the end of such ten-day period any other Class D Certificateholder fails to notify the purchasing Class D Certificateholder of such other Class D Certificateholder's desire to participate in such a purchase, then such other Class D Certificateholder shall lose its right to purchase the Certificates pursuant to this Section 6.01(b); and

          (iii) whether or not any Class C Certificateholder or Class D Certificateholder exercises their right to purchase pursuant to clause
     (i) or (ii) above, Ambac, if it is then the Controlling Party and 180 days have since elapsed since the occurrence of a Triggering Event that is continuing, shall have the right (except in the event of a Policy Provider Default) to purchase all, but not less than all, of the Certificates upon ten days' written notice to the Trustee and the Certificateholders.

          The purchase price with respect to the Certificates shall be equal to the Pool Balance of the Certificates, together with accrued and unpaid interest thereon to the date of such purchase, without premium, but including any other amounts then due and payable to the Certificateholders under this Agreement, the Intercreditor Agreement, the Escrow Agreement, the Policy, the Note Purchase Agreement or any Note Document or on or in respect of the Certificates; provided, however, that (i) if such purchase occurs after the Record Date with respect to the Final Withdrawal Date, such purchase price shall be reduced by the aggregate amount of unused Deposits and interest to be distributed under the Escrow Agreement (which deducted amounts shall remain distributable to, and may be retained by, the Certificateholder as of such Record Date) and (ii) if such purchase occurs after a Record Date but prior to the Distribution Date relating to such Record Date, such purchase price shall be reduced by the amount to be distributed hereunder on such related Distribution Date (which deducted amounts shall remain distributable to, and may be retained by, the Certificateholder as of such Record Date); provided, further, that no such purchase of Certificates shall be effective unless the purchaser shall certify to the Trustee that contemporaneously with such purchase, such purchaser is purchasing, pursuant to the terms of this Agreement and the Other Pass Through Trust Agreement, the Certificates, and the Class C Certificates and the Class D Certificates which are senior to the securities held by such purchaser. Each payment of the purchase price of the Certificates referred to in the first sentence hereof shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section. Each Certificateholder agrees by its acceptance of its Certificate that it will, subject to Section 3.04 hereof, upon payment from such Class C Certificateholder(s) or Class D Certificateholder(s), as the case may be, of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to the purchaser thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Certificateholder in, this Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facility, the Policy, the Note Documents, the Note Purchase Agreement and all Certificates and Escrow Receipts held by such Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser shall assume all of such Certificateholder's obligations under this Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facility, the Policy, the Note Documents and the Note Purchase Agreement and all such Certificates and Escrow Receipts. The Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the Certificateholders to deliver any Certificates (whether in the form of Physical Certificates or beneficial interests in Global Certificates) and, upon such a purchase, (i) the only rights of the Certificateholders will be to deliver the Certificates to the purchaser and receive the purchase price for such Certificates and (ii) if the purchaser shall so request such Certificateholder will comply with all of the provisions of Section 3.04 hereof to enable new Certificates to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Certificates shall be borne by the purchaser thereof.

          As used in this Section 6.01(b), the terms "Class C Certificate", "Class C Certificateholder", "Class C Trust", "Class C Trustee", "Class D Certificate", "Class D Trust" and "Class D Trustee", shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

          Section 6.02. Incidents of Sale of Equipment Notes. Upon any sale of all or any part of the Equipment Notes made either under the power of sale given under this Agreement or otherwise for the enforcement of this Agreement, the following shall be applicable:

          (1) Certificateholders and Trustee May Purchase Equipment Notes. Any Certificateholder, the Trustee in its individual or any other capacity or any other Person may bid for and purchase any of the Equipment Notes, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Equipment Notes in their own absolute right without further accountability.

          (2) Receipt of Trustee Shall Discharge Purchaser. The receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

          (3) Application of Moneys Received upon Sale. Any moneys collected by the Trustee upon any sale made either under the power of sale given by this Agreement or otherwise for the enforcement of this Agreement shall be applied as provided in Section 4.02.

          Section 6.03. Judicial Proceedings Instituted by Trustee; Trustee May Bring Suit. If there shall be a failure to make payment of the principal of, premium, if any, or interest on any Equipment Note, or if there shall be any failure to pay Rent (as defined in the relevant Lease) under any Lease when due and payable, then the Trustee, in its own name, and as trustee of an express trust, as holder of such Equipment Notes, to the extent permitted by and in accordance with the terms of the Intercreditor Agreement and the rights of the Controlling Party thereunder, the Note Purchase Agreement and the Note Documents (subject to the rights of the applicable Owner Trustee or Owner Participant to cure any such failure to pay principal of, or premium, if any, or interest on any Equipment Note or to pay Rent under any Lease in accordance with the applicable Indenture), shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such

Equipment Notes or under such Lease and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

          Section 6.04. Control by Certificateholders. Subject to Section 6.03 and the Intercreditor Agreement and the rights of the Controlling Party thereunder, the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on the Trustee under this Agreement or the Intercreditor Agreement, including any right of the Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes, provided that:

          (1) such Direction shall not be in conflict with any rule of law or with this Agreement and would not involve the Trustee in personal liability or expense,

          (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Certificateholders not taking part in such Direction, and

          (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such Direction.

          Section 6.05. Waiver of Past Defaults. Subject to the Intercreditor Agreement and the rights of the Controlling Party thereunder, the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust (i) may on behalf of all of the Certificateholders waive any past Event of Default hereunder and its consequences or (ii) if the Trustee is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default under any Indenture and its consequences, and thereby annul any Direction given by such Certificateholders or the Trustee to such Loan Trustee with respect thereto, except a default:

          (1) in the deposit of any Scheduled Payment or Special Payment under
     Section 4.01 or in the distribution of any payment under Section 4.02 on the Certificates, or

          (2) in the payment of the principal of (premium, if any) or interest on the Equipment Notes, or

          (3) in respect of a covenant or provision hereof which under Article IX hereof cannot be modified or amended without the consent of each Certificateholder holding an Outstanding Certificate affected thereby.

          Upon any such waiver, such default shall cease to exist with respect to the Certificates and any Event of Default arising therefrom shall be deemed to have been cured for every purpose and any direction given by the Trustee on behalf of the Certificateholders to the relevant Loan Trustee shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Upon any such waiver, the Trustee shall vote the

Equipment Notes issued under the relevant Indenture to waive the corresponding Indenture Default.

          Section 6.06. Right of Certificateholders to Receive Payments Not to Be Impaired. Anything in this Agreement to the contrary notwithstanding, including, without limitation, Section 6.07 hereof, but subject to the Intercreditor Agreement, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.02 hereof on the Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Regular Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.

          Section 6.07. Certificateholders May Not Bring Suit Except Under Certain Conditions. A Certificateholder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Agreement, unless:

          (1) such Certificateholder previously shall have given written notice to the Trustee of a continuing Event of Default;

          (2) Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust shall have requested the Trustee in writing to institute such action, suit or proceeding and shall have offered to the Trustee indemnity as provided in
     Section 7.02(e);

          (3) the Trustee shall have refused or neglected to institute such an action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

          (4) no Direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust.

          It is understood and intended that no one or more of the Certificateholders shall have any right in any manner whatsoever hereunder or under the Certificates to (i) surrender, impair, waive, affect, disturb or prejudice any property in the Trust Property or the lien of any Indenture on any property subject thereto, or the rights of the Certificateholders or the holders of the related Equipment Notes, (ii) obtain or seek to obtain priority over or preference with respect to any other such Certificateholder or (iii) enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all the Certificateholders subject to the provisions of this Agreement.

          Section 6.08. Remedies Cumulative. Every remedy given hereunder to the Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

          Section 6.09. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Guarantor.

                                  ARTICLE VII

                                  THE TRUSTEE

          Section 7.01. Notice of Defaults. As promptly as practicable after, and in any event within 90 days after the occurrence of any default (as such term is defined below) hereunder actually known to the Trustee, the Trustee shall transmit by mail to the Company, the related Owner Trustees, the related Loan Trustees and the Certificateholders in accordance with Section 313(c) of the Trust Indenture Act, notice of such default hereunder actually known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (premium, if any) or interest on any Equipment Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Certificateholders. For the purpose of this Section, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

          Section 7.02. Certain Rights of Trustee. Subject to the provisions of Section 315 of the Trust Indenture Act:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Request;

          (c) whenever in the administration of this Agreement or the Intercreditor Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Company, any Owner Trustee or any Loan Trustee;

          (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or the Intercreditor Agreement at the request or direction of any of the Certificateholders pursuant to this Agreement or the Intercreditor Agreement unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, or report, notice, request, direction, consent, order, bond, debenture or other paper or document;

          (g) the Trustee may execute any of the trusts or powers under this Agreement or the Intercreditor Agreement or perform any duties under this Agreement or the Intercreditor Agreement either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it under this Agreement or the Intercreditor Agreement;

          (h) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement or the Intercreditor Agreement;

          (i) the Trustee shall not be required to expend or risk its own funds in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if it shall have reason to believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it; and

          (j) except during the continuance of an Event of Default, the Trustee undertakes and shall be responsible to perform only such duties as are specifically set forth herein and no implied covenants or obligations shall be read into this Agreement or be enforceable against Trustee.

          Section 7.03. Not Responsible for Recitals or Issuance of Certificates. The recitals contained herein and in the Certificates, except the certificates of authentication, shall not be taken as the statements of the Trustee, and the Trustee assumes no responsibility for their correctness. Subject to Section 7.14, the Trustee makes no representations as to the validity or sufficiency of this Agreement, the Note Purchase Agreement, any Note Documents, any Participation Agreement or any Intercreditor Agreement, the Deposit Agreement, the Escrow Agreement and Equipment Notes or the Certificates, except that the Trustee hereby represents and warrants that this Agreement has been, and each Certificate, the Intercreditor Agreement, the Registration Rights Agreement, the Note Purchase Agreement, the Escrow Agreement and each Certificate will be, executed, authenticated and delivered by one of its officers who is duly authorized to execute, authenticate and deliver such document on its behalf.

          Section 7.04. May Hold Certificates. The Trustee, any Paying Agent, Registrar or any of their Affiliates or any other agent, in their respective individual or any other capacity, may become the owner or pledgee of Certificates and subject to Sections 310(b) and 311 of the Trust Indenture Act, if applicable, may otherwise deal with the Company, the Guarantor, the Owner Trustees or the Loan Trustees with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

          Section 7.05. Money Held in Trust. Money held by the Trustee or the Paying Agent in trust hereunder need not be segregated from other funds except to the extent required herein or by law and neither the Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for herein.

          Section 7.06. Compensation and Reimbursement. The Company agrees with respect to the trustee in its individual capacity:

          (1) to pay, or cause to be paid, to the Trustee compensation (as set out in a separate fee agreement between the Trustee and the Company) for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein to reimburse, or cause to be reimbursed, the Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement or the Intercreditor Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith or as may be incurred due to the Trustee's breach of its representations and warranties set forth in
     Section 7.14;

          (3) to indemnify, or cause to be indemnified, the Trustee for, and to hold it harmless against, any loss, liability or expense (other than for or with respect to any tax) incurred without negligence, willful misconduct or bad faith, on its part, arising out of or in connection with the acceptance or administration of this Trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except for any such loss, liability or expense incurred by reason of the Trustee's breach of its representations and warranties set forth in Section 7.14. The Trustee shall notify the Company and the Guarantor promptly of any claim for which it may seek indemnity. The Company and the Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel with the consent of the Company and the Guarantor and the Company and the Guarantor will pay the reasonable fees and expenses of such counsel. Neither the Company nor the Guarantor need pay for any settlement made without its consent; and

          (4) to indemnify, or cause to be indemnified, the Trustee, solely in its individual capacity, for, and to hold it harmless against, any tax (except to the extent the Trustee actually receives reimbursement therefor pursuant to the next paragraph, provided that no indemnification shall be available with respect to any tax attributable to the Trustee's compensation for serving as such) incurred without negligence, willful misconduct or bad faith, on its part, arising out of or in connection with the acceptance or administration of this Trust, including any costs and expenses incurred in contesting the imposition of any such tax. The Trustee, in its individual capacity, shall notify the Company and the Guarantor promptly of any claim for any tax for which it may seek indemnity. The Trustee shall permit the Company and the Guarantor to contest the imposition of such tax and the Trustee, in its individual capacity, shall cooperate in the defense. The Trustee, in its individual capacity, may have separate counsel with the consent of the Company and the Guarantor and the Company and the Guarantor will pay the reasonable fees and expenses of such counsel. Neither the Company nor the Guarantor need pay for any taxes paid, in settlement or otherwise, without its consent.

          The Trustee shall be entitled to reimbursement from, and shall have a lien prior to the Certificates upon, the Trust Property for any tax incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of such Trust (other than any tax attributable to the Trustee's compensation for serving as such), including any costs and expenses incurred in contesting the imposition of any such tax. The Trustee shall notify the Company of any claim for any tax for which it may seek reimbursement. The Trustee shall cooperate in the contest by the Company of any such claim. If the Trustee reimburses itself from the Trust Property for any such tax it will within 30 days mail a brief report setting forth the amount of such tax and the circumstances thereof to all Certificateholders as their names and addresses appear in the Register.

          As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Certificates upon the Trust Property.

          Section 7.07. Corporate Trustee Required, Eligibility. There shall at all times be a Trustee hereunder which shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act and shall have a combined capital and surplus of at least $75,000,000 (or a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any State or Territory thereof or of the District of Columbia that has a combined capital and surplus of at least $75,000,000). If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 7.07, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

          In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.07 to act as Trustee, the Trustee shall resign immediately as Trustee in the manner and with the effect specified in Section 7.08.

          Section 7.08. Resignation and Removal: Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.09.

          (b) The Trustee may resign at any time as trustee by giving written notice thereof to the Company, the Authorized Agents, the Owner Trustees and the Loan Trustees. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Company, the Authorized Agents, the Owner Trustees, the Loan Trustees and the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust delivered to the Trustee, the Company, the Owner Trustees and the Loan Trustees.

          (d) If at any time:

          (1) the Trustee shall fail to comply with Section 310 of the Trust Indenture Act after written request therefor by the Company or by any Certificateholder who has been a bona fide Certificateholder for at least six months; or

          (2) the Trustee shall cease to be eligible under Section 7.07 and shall fail to resign after written request therefor by the Company or by any such Certificateholder; or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any case, (i) the Company may remove the Trustee or (ii) any Certificateholder who has been a bona fide Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If a Responsible Officer of the Trustee shall obtain actual knowledge of an Avoidable Tax (as hereinafter defined) which has been or is likely to be asserted, the Trustee shall promptly notify the Company and shall, within 30 days of such notification, resign as Trustee hereunder unless within such 30-day period the Trustee shall have received notice that the Company has agreed to pay such tax. The Company shall promptly appoint a successor Trustee in a jurisdiction where there are no Avoidable Taxes. As used herein, an "Avoidable Tax" means a state or local tax: (i) upon (w) the Trust, (x) the Trust Property, (y) Certificateholders or (z) the Trustee for which the Trustee is entitled to seek reimbursement from the Trust Property, and (ii) which would be avoided if the Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax if the Company or any Owner Trustee shall agree to pay, and shall pay, such tax.

          (f) If the Trustee shall resign, be removed or become incapable of acting as trustee or if a vacancy shall occur in the office of the Trustee for any cause, the Company shall promptly appoint a successor Trustee. If, within 90 days after such resignation, removal or incapability, or other occurrence of such vacancy, a successor Trustee shall be appointed by Direction of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust delivered to the Company, the Owner Trustees, the Loan Trustee and the retiring Trustee, the successor Trustees so appointed shall, with the approval of the Company, which approval shall not be unreasonably withheld, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed as provided above. If no successor Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, the resigning Trustee or any Certificateholder who has been a bona fide Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (g) The successor Trustee of a Trust shall give notice of the resignation and removal of the Trustee and appointment of the successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Certificateholders as their names and addresses appear in the Register. Each notice shall include the name of such successor Trustee and the address of its Corporate Trust Office.

          Section 7.09. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee, subject nevertheless to its lien, if any, provided for in Section 7.06. Upon request of any such successor Trustee, the Company, the retiring Trustee and such successor Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          Section 7.10. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been executed or authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such execution or authentication and deliver the Certificates so executed or authenticated with the same effect as if such successor Trustee had itself executed or authenticated such Certificates.

          Section 7.11. Maintenance of Agencies.

          (a) There shall at all times be maintained an office or agency where Certificates may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Trustee in respect of such Certificates may be served. Presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

          (b) There shall at all times be a Registrar and a Paying Agent hereunder with respect to the Certificates. Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $75,000,000, or a corporation having a combined capital and surplus in excess of $5,000,000 the obligations of which are guaranteed by a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $75,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by federal or state authorities. The Trustee shall initially be the Paying Agent and, as provided in Section 3.04, Registrar hereunder with respect to the Certificates. Each Registrar shall furnish to the Trustee, at stated intervals of not more than six months, and at such other times as the Trustee may request in writing, a copy of the Register maintained by such Registrar.

          (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent, shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

          (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee, the Company, the Owner Trustees and the Loan Trustees. The Company may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Company shall give written notice of any such appointment made by it to the Trustee, the Owner Trustees and the Loan Trustees; and in each case the Trustee shall mail notice of such appointment to all Certificateholders as their names and addresses appear on the Register.

          (e) The Company agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses.

          Section 7.12. Money for Certificate Payments to Be Held in Trust. All moneys deposited with any Paying Agent for the purpose of any payment on Certificates shall be deposited and held in trust for the benefit of the Certificateholders entitled to such payment, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Certificateholders with respect to which such money was deposited.

          The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Agreement or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Section 7.13. Registration of Equipment Notes in Name of Subordination Agent. The Trustee agrees that all Equipment Notes to be purchased by the Trust shall be issued in the name of the Subordination Agent or its nominee and held by the Subordination Agent in trust for the benefit of the Certificateholders, or, if not so held, the Subordination Agent or its nominee shall be reflected as the owner of such Equipment Notes in the register of the issuer of such Equipment Notes.

          Section 7.14. Representations and Warranties of Trustee. The Trustee hereby represents and warrants that:

          (a) the Trustee is a Delaware banking corporation organized and validly existing, and in good standing under the laws of the State of Delaware;

          (b) the Trustee has full corporate power, authority and legal right to execute, deliver and perform this Agreement, the Intercreditor Agreement, the Registration Rights Agreement, the Escrow Agreement, the Note Purchase Agreement and the Note Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement, the Intercreditor Agreement, the Registration Rights Agreement, the Escrow Agreement, the Note Purchase Agreement and the Note Documents to which it is a party;

          (c) the execution, delivery and performance by the Trustee of this Agreement, the Intercreditor Agreement, the Registration Rights Agreement, the Escrow Agreement, the Note Purchase Agreement and the Note Documents to which it is a party (i) will not violate any provision of the law of the State of Delaware or governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator, or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, or (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

          (d) the execution, delivery and performance by the Trustee of this Agreement, the Intercreditor Agreement, the Registration Rights Agreement, the Escrow Agreement, the Note Purchase Agreement and the Note Documents to which it is a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States regulating the banking and corporate trust activities of the Trustee; and

          (e) this Agreement, the Intercreditor Agreement, the Registration Rights Agreement, the Escrow Agreement, the Note Purchase Agreement and the Note Documents to which it is a party have been duly executed and delivered by the Trustee and constitute the legal, valid, and binding agreements of the Trustee, enforceable against it in accordance with their respective terms, provided that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity, regardless of whether applied in a proceeding at equity or at law.

          Section 7.15. Withholding Taxes, Information Reporting. (a) The Trustee, as trustee of the grantor trust created by this Agreement, shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due under this Agreement or under the Certificates any and all federal United States withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any taxes or similar charges are required to be withheld with respect to any amounts paid by or on behalf of the Trustee in respect of the Certificates, to withhold such amounts and timely pay the same to the authority in the name of and on behalf of the Certificateholders, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each such Certificateholder necessary documentation showing the payment thereof, together with such additional documentary evidence as such Certificateholders may reasonably request from time to time. The Trustee agrees to file any other information reports as it may be required to file under United States law. In the event that any withholding tax is imposed on a payment to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section.

          (b) Any Certificateholder which is organized under the laws of a jurisdiction outside the United States shall, on or prior to the date such Certificateholder becomes a Certificateholder, (a) so notify the Trustee,
(b)(i) provide the Trustee with Internal Revenue Service form W-8BEN, W-8ECI, W-8IMY or W-8EXP, or any substitute or successor form, or (ii) notify the Trustee that it is not entitled to an exemption from United States withholding tax or a reduction in the rate thereof on payments of interest. Any such Certificateholder agrees by its acceptance of a Trust Security, on an ongoing basis, to provide like certification should any previously provided form become invalid and to notify the Trustee should subsequent circumstances arise affecting the information provided the Trustee in clauses (a) and (b) above. The Trustee shall be fully protected in relying upon, and each Certificateholder by its acceptance of a Security agrees to indemnify and hold the Trustee harmless against all claims or liability of any kind arising in connection with or related to the Trustee's reliance upon any documents, forms or information provided by any Certificateholder to the Trustee. In addition, if the Trustee has not withheld taxes on any payment made to any Certificateholder, and the Trustee is subsequently required to remit to any taxing authority any such amount not withheld, such Certificateholder shall return such amount to the Trustee upon written demand by the Trustee. The Trustee shall be liable only for direct (but not consequential) damages to any Certificateholder due to the Trustee's violation of the Code and only to the extent such liability is caused by the Trustee's gross negligence or willful misconduct.

          (c) The Trustee may satisfy certain of its obligations with respect to this Agreement by retaining, at the expense of the Company, a firm of independent public accountants (the "Accountants") which shall (i) be responsible for all tax filing requirements and (ii) perform the obligations of the Trustee in respect of tax filing requirements. The Trustee shall be deemed to have discharged its tax filing obligations under this Agreement upon its retention of the Accountants, and, if the Trustee shall have selected the Accountants in good faith and without gross negligence or with the prior approval of or notice to the Company, the Trustee shall not have any liability with respect to the default or misconduct of the Accountants.

          (d) The Trustee, at the request and instruction of the Company, will make such United States federal income tax elections as may be necessary to prevent the Trust from being classified for federal income tax purposes as an association taxable as a corporation.

          Section 7.16. Trustee's Liens. The Trustee in its individual capacity agrees that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any mortgage, pledge, lien, charge, encumbrance, security interest or claim ("Trustee's Liens") on or with respect to the Trust Property which is attributable to the Trustee either (i) in its individual capacity and which is unrelated to the transactions contemplated by this Agreement, the Registration Rights Agreement, the Intercreditor Agreement, the Participation Agreements, the Note Purchase Agreement or the Note Documents, or (ii) in its individual capacity and which arises out of acts or omissions of the Trustee in its individual capacity which are not contemplated by this Agreement.

          Section 7.17. Preferential Collection of Claims. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. If the Trustee shall resign or be removed as Trustee, it shall be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

                                 ARTICLE VIII

               CERTIFICATEHOLDERS' LISTS AND REPORTS BY TRUSTEE

          Section 8.01. The Company to Furnish Trustee with Names and Addresses of Certificateholders. The Company will furnish or cause to be furnished to the Trustee within 15 days after each Record Date with respect to a Scheduled Payment, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the Certificateholders, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the sole Registrar, no such list need be furnished; and provided further, however, that no such list need be furnished for so long as a copy of the Register is being furnished to the Trustee pursuant to Section 7.11.

          Section 8.02. Preservation of Information; Communications to Certificateholders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Certificateholders contained in the most recent list furnished to the Trustee as provided in
Section 7.11 or Section 8.01, as the case may be, and the names and addresses of Certificateholders received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in
Section 7.11 or Section 8.01, as the case may be, upon receipt of a new list so furnished.

          Section 8.03. Reports by Trustee. Within 60 days after May 15 of each year commencing with the first full year following the issuance of the Certificates, the Trustee shall transmit to the Certificateholders, as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15, if required by Section 313(a) of the Trust Indenture Act.

          Section 8.04. Reports by the Guarantor and Company. The Guarantor and the Company each shall:

          (a) file with the Trustee, within 30 days after the Guarantor or the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Guarantor or the Company is required to file with the SEC pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Guarantor or the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations;

          (b) file with the Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such additional information, documents and reports with respect to compliance by the Guarantor and the Company with the conditions and covenants of the Guarantor and the Company provided for in this Agreement, as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of
Section 1.02;

          (c) transmit to all Certificateholders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Guarantor and the Company pursuant to subsections (a) and (b) of this Section 8.04 as may be required by rules and regulations prescribed by the SEC; and

          (d) furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Guarantor's and the Company's compliance with all conditions and covenants under this Agreement (it being understood that for purposes of this paragraph (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement).

                                  ARTICLE IX

                            SUPPLEMENTAL AGREEMENTS

          Section 9.01. Supplemental Agreements Without Consent of Certificateholders. Without the consent of the Certificateholders, the Guarantor and the Company may, and the Trustee (subject to Section 9.03) shall, at any time and from time to time, enter into one or more agreements supplemental hereto or, if applicable, to the Indenture, the Lease, the Participation Agreement, Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement, the Deposit Agreement, the Registration Rights Agreement, the Policy, the Policy Provider Agreement or the Liquidity Facility in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another corporation to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor contained herein or in each of the other related documents to which the Company or the Guarantor is a party or of the Company's or the Guarantor's obligations under the Note Purchase Agreement, the Registration Rights Agreement, the Policy Provider Agreement or the Liquidity Facility; or

          (2) to add to the covenants of the Guarantor or the Company for the benefit of the Certificateholders, or to surrender any right or power in this Agreement, the Note Purchase Agreement, the Registration Rights Agreement, the Policy, the Policy Provider Agreement or the Liquidity Facility conferred upon the Guarantor or the Company; or

          (3) to correct or supplement any provision in this Agreement, the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement, the Deposit Agreement, Registration Rights Agreement, the Policy, the Policy Provider Agreement or the Liquidity Facility which may be defective or inconsistent with any other provision herein or therein or to cure any ambiguity or correct any mistake or to modify any other provision with respect to matters or questions arising under this Agreement, the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement, the Deposit Agreement, Registration Rights Agreement, the Policy, the Policy Provider Agreement or the Liquidity Facility, provided that any such action shall not materially adversely affect the interests of the Certificateholders; or to cure any ambiguity or correct any mistake in such documents, or as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Liquidity Facility (as defined in the Intercreditor Agreement); or

          (4) to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body or the Registration Rights Agreement to effectuate the Exchange Offer; or

          (5) to modify, eliminate or add to the provisions of this Agreement to such extent as shall be necessary to continue the qualification of this Agreement (including any supplemental agreement) under the Trust Indenture Act, or under any similar Federal statute hereafter enacted, and to add to this Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereafter enacted; or

          (6) to evidence and provide for the acceptance of appointment under this Agreement by the Trustee of a successor Trustee and to add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the Trust, pursuant to the requirements of Section 7.09;

          (7) if with respect to any Owned Aircraft the Company issues "class D" pass through certificates, to modify, eliminate or add to the provisions of this Agreement to the extent necessary to provide for the subordination of such "class D" pass through certificates to the Certificates; or

          (8) to modify or eliminate provisions relating to the transfer or exchange of Exchange Certificates or the Initial Certificates upon consummation of the Exchange Offer (as defined in the Registration Rights Agreement) or effectiveness of the Shelf Registration Statement or the Exchange Offer Registration Statement;

provided that no such action described in this Section 9.01 shall materially adversely affect the interests of the Certificateholders.

          Section 9.02. Supplemental Agreements with Consent of
Certificateholders. With the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust, by Direction of said
Certificateholders delivered to the Guarantor, the Company and the Trustee, the Guarantor and the Company may (with the consent of the

Owner Trustees, if any, which consent shall not be unreasonably withheld), and the Trustee (subject to Section 9.03) shall, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, the Intercreditor Agreement, the Registration Rights Agreement, the Policy, the Policy Provider Agreement, the Escrow Agreement, the Note Purchase Agreement, the Deposit Agreement or the Liquidity Facility to the extent applicable to such Certificateholders or of modifying in any manner the rights and obligations of such Certificateholders under this Agreement, the Intercreditor Agreement, the Liquidity Facility, the Registration Rights Agreement, the Policy, the Policy Provider Agreement, the Escrow Agreement, the Deposit Agreement or the Note Purchase Agreement; provided, however, that no such supplemental agreement shall, without the consent of the Certificateholder of each Outstanding Certificate affected thereby:

          (1) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee (or, with respect to the Deposits, the Certificateholders) of payments on the Equipment Notes or other Trust Property held in the Trust or on the Deposits or distributions that are required to be made herein on any Certificate, or change any date of payment on any Certificate, or change the place of payment where, or the coin or currency in which, any Certificate is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Regular Distribution Date or Special Distribution Date applicable thereto; or

          (2) permit the disposition of any Equipment Note included in the Trust Property except as permitted by this Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in the Trust; or

          (3) alter the priority of distributions specified in the Intercreditor Agreement; or

          (4) modify any of the provisions of this Section or Section 6.05, except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate affected thereby; or

          (5) adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes.

          It shall not be necessary for any Direction of Certificateholders under this Section to approve the particular form of any proposed supplemental agreement but it shall be sufficient if such Direction shall approve the substance thereof.

          Section 9.03. Documents Affecting Immunity or Indemnity. If in the opinion of the Trustee any document required to be executed by it pursuant to the terms of Section 9.01 or 9.02 affects any interest, right, duty, immunity or indemnity in favor of the Trustee under this Agreement, the Trustee may in its discretion decline to execute such document.

          Section 9.04. Execution of Supplemental Agreements. In executing, or accepting the additional trusts created by, any supplemental agreement permitted by this Article or the modifications thereby of the trust created by this Agreement, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, written advice of counsel or an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

          Section 9.05. Effect of Supplemental Agreements. Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Certificateholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          Section 9.06. Conformity with Trust Indenture Act. Every supplemental agreement executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          Section 9.07. Reference in Certificates to Supplemental Agreements. Certificates authenticated and delivered after the execution of any supplemental agreement pursuant to this Article may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding Certificates after proper presentation and demand.

                                   ARTICLE X

                  AMENDMENTS TO INDENTURES AND NOTE DOCUMENTS

          Section 10.01. Amendments and Supplements to Indentures and Other Note Documents. In the event that the Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any other Note Document, any Equipment Note, the Note Purchase Agreement or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder registered on the Register as of the date of such notice. The Trustee shall request from the Certificateholders a Direction as to (a) whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note has the option to direct, (b) whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or a Controlling Party and (c) how to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto. Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing), (i) other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of
(A) the aggregate face amounts of all Certificates actually voted in favor of or for giving consent to such action by such Direction of Certificateholders to (B) the aggregate face amount of all Outstanding Certificates and (ii) as Controlling Party, the Trustee shall vote as directed in such Certificateholder Direction by the Crtificateholders evidencing a Fractional Undivided Interest aggregating not less than a majority in interest in the Trust. For purposes of the immediately preceding sentence, a Certificate shall have been "actually voted" if the Holder of such Certificate has delivered to the Trustee an instrument evidencing such Holder's consent to such Direction prior to two Business Days before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to
Section 6.04 and the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, any other Note Document, any Equipment Note, the Note Purchase Agreement or any other related document, if an Event of Default hereunder shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders.

                                  ARTICLE XI

                             TERMINATION OF TRUST

          Section 11.01. Termination of the Trust. The respective obligations and responsibilities of the Company, the Guarantor and the Trustee with respect to the Trust shall terminate upon the earlier of (A) the completion of the assignment, transfer and discharge described in the first sentence of the immediately following paragraph and (B) distribution to all Holders of the Certificates and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Trust continue beyond one hundred ten (110) years following the date of the earliest execution of this Agreement.

          Upon the earlier of (i) the first Business Day following December 31, 2000, or, if later, the fifth Business Day following the Delivery Period Termination Date and (ii) the fifth Business Day following the date on which a Triggering Event occurs (such date, the "Transfer Date"), or, if later the date on which all of the conditions set forth in the immediately following sentence have been satisfied, the Trustee is hereby directed (subject only to the immediately following sentence) to, and the Company shall direct the institution that will serve as the Related Trustee under the Related Pass Through Trust Agreement to, execute and deliver the Assignment and Assumption Agreement, pursuant to which the Trustee shall assign, transfer and deliver all of the Trustee's right, title and interest to the Trust Property to the Related Trustee under the

Related Pass Through Trust Agreement. The Trustee and the Related Trustee shall execute and deliver the Assignment and Assumption Agreement upon the satisfaction of the following conditions:

          (i) The Trustee, the Related Trustee and each of the Rating Agencies (as defined in the Intercreditor Agreement) then rating the Certificates shall have received an Officer's Certificate and an Opinion of Counsel dated the date of the Assignment and Assumption Agreement and each satisfying the requirements of Section 1.02, which Opinion of Counsel shall be substantially to the effect set forth below and may be relied upon by the Beneficiaries (as defined in the Assignment and Assumption Agreement):

               (a) upon the execution and delivery thereof by the parties thereto in accordance with the terms of this Agreement and the Related Pass Through Trust Agreement, the Assignment and Assumption Agreement will constitute the valid and binding obligation of each of the parties thereto enforceable against each such party in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally and to general principles of equity);

               (b) upon the execution and delivery of the Assignment and Assumption Agreement in accordance with the terms of this Agreement and the Related Pass Through Trust Agreement, each of the Certificates then Outstanding will be entitled to the benefits of the Related Pass Through Trust Agreement;

               (c) the Related Trust is not required to be registered as an investment company under the Investment Company Act of 1940, as amended;

               (d) the Related Pass Through Trust Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally and to general principles of equity); and

               (e) neither the execution and delivery of the Assignment and Assumption Agreement in accordance with the terms of this Agreement and the Related Pass Through Trust Agreement, nor the consummation by the parties thereto of the transactions contemplated to be consummated thereunder on the date thereof, will violate any law or governmental rule or regulation of the State of New York or the United States of America known to such counsel to be applicable to the transactions contemplated by the Assignment and Assumption Agreement.

          (ii) The Trustee and the Company shall have received (x) a copy of the articles of incorporation and bylaws of the Related

     Trustee certified as of the Transfer Date by the Secretary or Assistant Secretary of such institution and (y) a copy of the filing (including all attachments thereto) made by the institution serving as the Related Trustee with the Office of the Superintendent, State of New York Banking Department for the qualification of the Related Trustee under Section 131(3) of the New York Banking Law.

Upon the execution of the Assignment and Assumption Agreement by the parties thereto, the Trust shall be terminated, the Certificateholders shall receive beneficial interests in the Related Trust in exchange for their interests in the Trust equal to their respective beneficial interests in the Trust, and the Outstanding Certificates representing Fractional Undivided Interests in the Trust shall be deemed for all purposes of this Agreement and the Related Pass Through Trust Agreement, without further signature or action of any party or Certificateholder, to be certificates representing the same fractional undivided interests in the Related Trust and its trust property. By acceptance of its Certificate, each Certificateholder consents to such assignment, transfer and delivery of the Trust Property to the trustee of the Related Trust upon the execution and delivery of the Assignment and Assumption Agreement.

          In connection with the occurrence of the event set forth in clause
(B) above, notice of such termination, specifying the Regular Distribution Date (or Special Distribution Date, as the case may be) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly, upon notice to the Trustee, by the Trustee to Certificateholders not earlier than the 60th day and not later than the 20th day next preceding such final distribution specifying (A) the Regular Distribution Date (or Special Distribution Date, as the case may be) upon which the proposed final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Regular Distribution Date (or Special Distribution Date, as the case may be) is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates in accordance with such notice, the Trustee shall cause to be distributed to Certificateholders amounts distributable on such final payments.

          In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above- mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Certificates after the Regular Distribution Date (or Special Distribution Date, as the case may be). In the event that any money held by the Trustee for the payment of distributions on the Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days' notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to the related Owner Trustees, Owner Participants and the Company.

                                  ARTICLE XII

                           MISCELLANEOUS PROVISIONS

          Section 12.01. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement, or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them.

          Section 12.02. Liabilities of Certificateholders. Neither the existence of the Trust nor any provision in this Agreement is intended to or shall limit the liability the Certificateholders would otherwise incur if the Certificateholders owned Trust Property as co-owners, or incurred any obligations of the Trust, directly rather than through the Trust.

          Section 12.03. Certificates Nonassessable and Fully Paid. Subject to
Section 12.02, Certificateholders shall not be personally liable for obligations of the Trust, the Fractional Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and Certificates upon authentication thereof by the Trustee pursuant to Section 3.03 are and shall be deemed fully paid. No Certificateholder shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the Trust Property, the Trust, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association.

          Section 12.04. Notices. (a) Unless otherwise specifically provided herein, all notices required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by United States mail, courier service, telecopy (confirmed by telephone or in writing in the case of notice by telecopy) or any other customary means of communication, and any such notice shall be effective upon receipt, if to the Company or the Guarantor, to:

                  American Trans Air, Inc.
                  7337 West Washington Street
                  Indianapolis International Airport
                  Indianapolis, Indiana 06927
                  Attention:  Executive Vice President and Chief
                              Financial Officer
                  Facsimile:  (317) 240-7087
                  if to the Trustee, to:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890
                  Attention:  Corporate Trust Administration
                  Facsimile:  (302) 651-8882

          (b) The Company, the Guarantor or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

          (c) Any notice or communication to Certificateholders shall be mailed by first-class mail to the addresses for Certificateholders shown on the Register kept by the Registrar and to addresses filed with the Trustee. Failure so to mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Certificateholders.

          (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

          (e) If the Company mails a notice or communication to the Certificateholders, it shall mail a copy to the Trustee and to each Paying Agent at the same time.

          (f) Notwithstanding the foregoing, all communications or notices to the Trustee shall be deemed to be given only when received by a Responsible Officer of the Trustee.

          (g) The Trustee shall promptly furnish the Company with a copy of any demand, notice or written communication received by the Trustee hereunder from any Certificateholder, Owner Trustee or Loan Trustee.

          Section 12.05. Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF DELAWARE AND THIS AGREEMENT AND THE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 12.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the Trust or of the Certificates or the rights of the Certificateholders thereof.

          Section 12.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 12.08. Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by the Trustee, the Guarantor and the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

          Section 12.09. Benefits of Agreement. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Certificateholders, any benefit or any legal or equitable right, remedy or claim under this Agreement.

          Section 12.10. Legal Holidays. In any case where any Regular Distribution Date or Special Distribution Date relating to any Certificate shall not be a Business Day, then (notwithstanding any other provision of this Agreement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date, and no interest shall accrue during the intervening period.

          Section 12.11. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

          Section 12.12. Communication by Certificateholders with Other Certificateholders. Certificateholders may communicate with other Certificateholders with respect to their rights under this Agreement or the Certificates pursuant to Section 3.12(b) of the Trust Indenture Act. The Company, the Guarantor, the Trustee and any and all other persons benefited by this Agreement shall have the protection afforded by Section 312(c) of the Trust Indenture Act.

          Section 12.13. Intention of Parties. The parties hereto intend that the Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Certificateholder, by its acceptance of its Certificate or a beneficial interest therein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to this Agreement shall be so construed so as to further such intent.

          IN WITNESS WHEREOF, the Guarantor, the Company and the Trustee have caused this Agreement to be duly executed by their respective officers, all as of the day and year first written above.

                                        AMTRAN, INC.

                                        By:
                                            -------------------------------
                                            Executive Vice President and
                                            Chief Financial Officer


                                        AMERICAN TRANS AIR, INC.

                                        By:
                                            -------------------------------
                                            Chief Financial Officer

                                        By:
                                           WILMINGTON TRUST
                                           COMPANY,
                                           as Trustee

                                        By:
                                            -------------------------------
                                            Title:

                                                                     EXHIBIT A

                              FORM OF CERTIFICATE

REGISTERED
No.________

     [THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS CERTIFICATE OR THE LAST DATE ON WHICH THIS CERTIFICATE WAS HELD BY AMERICAN TRANS AIR, INC., ("ATA") OR AN AFFILIATE OF ATA RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (A) TO ATA OR ANY SUBSIDIARY THEREOF,(B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING $100,000 OR MORE AGGREGATE PRINCIPAL AMOUNT OF SUCH CERTIFICATES THAT, TAKES DELIVERY OF THIS CERTIFICATE IN DEFINITIVE FORM AND PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CASE THIS CERTIFICATE IS IN DEFINITIVE FORM, IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS CERTIFICATE OR THE LAST DATE ON WHICH THIS CERTIFICATE WAS HELD BY ATA OR AN AFFILIATE OF ATA, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS

     CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.]1

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.05 AND 3.06 OF THE PASS THROUGH TRUST AGREEMENT REFERRED TO HEREIN .]2

--------

          [1] Not to be included on the face of the Offshore Global Certificate or any Offshore Physical Certificates.

          [2] To be included on the face of each Global Certificate.

             AMERICAN TRANS AIR, INC. 2000-1G-O PASS THROUGH TRUST

                                 Pass Through
                         Certificate, Series 2000-1G-O

Issuance Date:  February 15, 2000

Final Legal Distribution Date:  July 15, 2017


      Evidencing a Fractional Undivided Interest in the 2000-1G-O Trust, the Property of Which Includes Certain Equipment Notes each secured by Aircraft leased to American Trans Air, Inc.

            $201,901,000 Fractional Undivided Interest representing
         0.00000495292% of the Trust per $1,000 of Reference Principal
                                    Amount

          THIS CERTIFIES THAT Cede & Co., for value received, is the registered owner of a Fractional Undivided Interest in the amount of $201,901,000 (Two hundred one million nine hundred one thousand dollars) (the "Reference Principal Amount") in the American Trans Air 2000-1G-O Pass Through Trust (the "Trust") pursuant to a Pass Through Trust Agreement dated as of February 15, 2000 (the "Agreement"), among Wilmington Trust Company, not in its individual capacity but solely as trustee (the "Trustee"), Amtran, Inc., a corporation incorporated under Indiana law (the "Guarantor"), and American Trans Air, Inc., a corporation incorporated under Indiana law (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "Pass Through Certificates, Series 2000- 1G-O" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement and the Intercreditor Agreement, to which agreements the Certificateholder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive any payments under the Intercreditor Agreement, the Policy and the Liquidity Facility (the "Trust Property"). Each issue of the Equipment Notes is secured by a security interest in The Aircraft leased to the Company.

          Each of the Certificates represents a fractional undivided interest in the Trust and the Trust Property, and has no rights, benefits or interest in respect of any assets or property other than the Trust Property. The undivided percentage interest in the Trust represented by each of this Certificate (as specified above) and the other Pass

Through Certificates, Series 2000-1G-O, was determined on the basis of (x) the aggregate of the Reference Principal Amount of this Certificate (as specified above) and of the other Pass Through Certificates, Series 2000-1G-O and (y) the aggregate original principal amounts of the Equipment Notes constituting the Trust Property.

          Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each January 15, April 15, July 15 and October 15 (a "Regular Distribution Date"), commencing April 15, 2000, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

          Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

          The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Guarantor, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Guarantor, the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

          [The Holder of this Certificate is entitled to the benefits of the Exchange and Registration Rights Agreement, dated as of February 15, 2000, among the Company, the Trustee and the Initial Purchasers named therein (the "Registration Rights Agreement"). In the event that no Registration Event has occurred on or prior to the 210th day after the date of the issuance of the Certificates, the interest rate per annum payable in respect of the Equipment Notes and the Deposits shall be increased by 0.50%, from and including the 210th day after the Issuance Date to but excluding the earlier of (i) the date on which a Registration Event occurs and (ii) the date on which there cease to be any Registrable Certificates (as defined in the Registration Rights Agreement). In the event that the Shelf Registration Statement ceases to be effective at any time during the period specified by Section 2(b)(B) of the Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum payable in respect of the Equipment Notes and the Deposits shall be increased by 0.50% from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective (or, if earlier, the end of the period specified by Section 2(b)(B) of the Registration Rights Agreement).]*

          The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples of $1,000 in excess thereof, except that one Certificate may be issued in a

--------

* To be included only on each Initial Certificate.

denomination of less than $1,000. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

          Any person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to have represented and warranted to and for the benefit of each Owner Participant and the Company that either: (i) the assets of an employee benefit plan subject to Title I of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), have not been used to purchase this Certificate or interest herein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction or statutory exemptions.

          Each Certificateholder or Investor that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code, as amended, by its acceptance of a Certificate or a beneficial interest therein, agrees to indemnify and hold harmless the Trust and the Trustee from and against any improper failure to withhold taxes from amounts payable to it or for its benefit. Each Certificateholder and Investor, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

          Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

          Under certain circumstances set forth in Section 11.01 of the Agreement, all of the Trustee's right, title and interest to the Trust Property may be assigned, transferred and delivered to the Related Trustee of the Related Trust pursuant to the Assignment and Assumption Agreement. Upon the effectiveness of such Assignment and Assumption Agreement (the "Transfer"), the Trust shall be terminated, the Certificateholders shall receive beneficial interests in the Related Trust in exchange for their interests in the Trust equal to their respective beneficial interests in the Trust, the Certificates representing Fractional Undivided Interests in the Trust shall be deemed for all purposes of the Agreement and the Related Pass Through Trust Agreement to be certificates representing the same fractional undivided interests in the Related Trust and its trust property. Each Certificateholder, by its acceptance of this Certificate or a beneficial interest herein, agrees to be bound by the Assignment and Assumption Agreement and subject to the terms of the Related Pass Through Trust Agreement as a certificateholder thereunder. From and after the Transfer, unless and to the extent the context otherwise requires, references herein to the Trust, the Agreement and the Trustee shall constitute references to the Related Trust, the Related Pass Through Trust Agreement and trustee of the Related Trust, respectively.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment by the Holder of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

          UNTIL THE TRANSFER, THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. FROM AND AFTER THE TRANSFER, THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          All payments or distributions made to Certificateholders shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of Article IV of this Agreement. Each Certificateholder, by its acceptance of a Certificate, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in this Agreement.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated February 15, 2000

                                        AMERICAN TRANS AIR, INC.
                                        PASS THROUGH TRUST, SERIES 2000-
                                        1G-O

                                        By: WILMINGTON TRUST
                                            COMPANY, not in its individual
                                            capacity but solely as Trustee

                                            ---------------------------
                                            Title:

This is one of the Certificates referred to in the within-mentioned Agreement.

WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as Trustee


By:
    -----------------------------------
              Authorized Officer

             [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the Certificates referred to
                      in the within-mentioned Agreement.

                                        WILMINGTON TRUST COMPANY, not
                                        in its individual capacity but solely as Trustee


                                        By:
                                            ---------------------------
                                            Authorized Officer

                            FORM OF TRANSFER NOTICE


          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

[Insert Taxpayer Identification No.]


--------------------------------


--------------------------------

please print or typewrite name and address including zip code of assignee

-------------------------------------------------------------------------------
the within Certificate and all rights thereunder, hereby irrevocably constitut-ing and appointing attorney to transfer said Certificate on the books of the Trustee with full power of substitution in the premises.

                    [THE FOLLOWING PROVISION TO BE INCLUDED
                      ON ALL U.S. PHYSICAL CERTIFICATES]

          In connection with any transfer of this Certificate occurring prior to the date that is the earlier of the date of an effective Registration Statement or [ ________ ], the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

[          ] (a)  this Certificate is being transferred in compliance with the exemption from registration under the Securities
                  Act of 1933, as amended, provided by Rule 144A thereunder.

                                      or

[          ] (b)  this Certificate is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Certificate and the Agreement.

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Certificate in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.06 of the Agreement shall have been satisfied.

Date:                                     [Name of Transferor]
      ------------                        --------------------

                                          NOTE: The signature must correspond
                                          with the name as written upon the
                                          face of the within-mentioned
                                          instrument in every particular,
                                          without alteration or any change
                                          whatsoever.

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and has been advised of the applicable transfer restrictions relating to the Certificates and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                                          [Name of Transferee]


Dated:
      ------------

                                          ---------------------------
                                          NOTE:  To be executed by an executive
                                                   officer.

                                                                     EXHIBIT B

               FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                    WITH TRANSFERS PURSUANT TO REGULATION S


                                                                        [date]



Wilmington Trust Company,
 not in its individual
 capacity but solely as Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890

Attention:  Corporate Trust Administration

    Re: American Trans Air 2000-1G-O Pass Through Trust (the "Trust"),
        8.039% American Trans Air Pass Through Certificates Series 2000-1G-O (the "Certificates")

Sirs:

          In connection with our proposed sale of $[ ] Fractional Undivided Interest of the Certificates, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

          (1) the offer of the Certificates was not made to a person in the United States;

          (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

          You and American Trans Air, Inc. are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,

                                          [Name of Transferor]


                                          By:
                                             ---------------------------------
                                                   Authorized Signature

                                                                     EXHIBIT C

                           FORM OF CERTIFICATE TO BE
                         DELIVERED IN CONNECTION WITH
                   TRANSFERS TO NON-QIB ACCREDITED INVESTORS

                                                                        [date]
Wilmington Trust Company,
 not in its individual capacity
 but solely as Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890

Attention:  Corporate Trust Administration

American Trans Air, Inc.
7337 West Washington Street
Indianapolis International Airport
Indianapolis, Indiana  06927

                              AMERICAN TRANS AIR
              PASS-THROUGH TRUST, SERIES 2000-1G-S (the "Trust")
                  Pass Through Certificates, Series 2000-1G-S
                             (the "Certificates")

Ladies and Gentlemen:

          In connection with our proposed purchase of US$[ ] Fractional Undivided Interest of Certificates, we confirm that:

          1. We understand that any subsequent transfer of the Certificates is subject to certain restrictions and conditions set forth in the Pass Through Trust Agreement dated as of February 15, 2000 relating to the Certificates (the "Pass Through Trust Agreement") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Certificates except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We are purchasing Certificates having an aggregate principal amount of not less than $1,000 and each account (if any) for which we are purchasing Certificates is purchasing Certificates having an aggregate principal amount of not less than $1,000.

          3. We understand that the Certificates have not been registered under the Securities Act, that the Certificates are being sold to us in a transaction that is exempt from the registration requirements of the securities Act and that the Certificates may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Certificate within two years after the later of the original issuance of such certificate and the last date on which such Certificate is owned by the Company, the Trustee or any affiliate of any such persons, we will do so only (A) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein),
     (B) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to you and American Trans Air, Inc., a signed letter substantially in the form of this letter, (C) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Certificates from us a notice advising such purchaser that resales of the Certificates are restricted as stated herein. We further understand that the Certificates purchased by us will bear a legend to the foregoing effect.

          4. We understand that, on any proposed resale of any Certificates, we will be required to furnish to you and American Trans Air, Inc. such certifications, legal opinions and other information as you and American Trans Air, Inc. may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Certificates purchased by us will bear a legend to the foregoing effect.

          5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates and we and any accounts for which we are acting are each able to bear the economic risk of our or their investments.

          6. We are acquiring the Certificates purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion and not with a view to any distribution of the Certificates, subject, nevertheless to the understanding that the disposition of our property shall at all times be and remain within our control.

          You and American Trans Air, Inc. are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,

                                          By:
                                             ---------------------------------
                                                     [Name of Transferee]

                                          By:
                                             ---------------------------------
                                                   Authorized Signature

                                                                     EXHIBIT D

                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
                 American Trans Air 2000-1G Pass Through Trust

          ASSIGNMENT AND ASSUMPTION AGREEMENT, dated [ ], 2000 (the "Agreement"), between Wilmington Trust Company, a Delaware banking corporation ("WTC"), not in its individual capacity but solely as trustee under the Pass Through Trust Agreement dated as of February 15, 2000 (as amended, modified or otherwise supplemented from time to time, the "Pass Through Trust Agreement") in respect of the American Trans Air 2000-1G-O Pass Through Trust (the "Assignor"), and Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as trustee under the Pass Through Trust Agreement dated as of February 15, 2000 (the "New Pass Through Trust Agreement") in respect of the American Trans Air 2000-1G-S Pass Through Trust (the "Assignee").

                             W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the parties hereto desire to effect on the date hereof (the "Transfer Date") (a) the transfer by the Assignor to the Assignee of all of the right, title and interest of the Assignor in, under and with respect to, among other things, the Trust Property and each of the documents listed in
Schedule I hereto (the "Scheduled Documents") and (b) the assumption by the Assignee of the obligations of the Assignor (i) under the Scheduled Documents and (ii) in respect of the Certificates issued under the Pass Through Trust Agreement; and

          WHEREAS, the Scheduled Documents permit such transfer upon satisfaction of certain conditions heretofore or concurrently herewith being complied with;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows (capitalized terms used herein without definition having the meaning ascribed thereto in the Pass Through Trust Agreement):

          1. Assignment. The Assignor does hereby sell, assign, convey, transfer and set over unto the Assignee as of the Transfer Date all of its present and future right, title and interest in, under and with respect to the Trust Property and the Scheduled Documents and each other contract, agreement, document or instrument relating to the Trust Property or the Scheduled Documents (such other contracts, agreements, documents or instruments, together with the Scheduled Documents, to be referred to as the "Assigned Documents"), and any proceeds therefrom, together with all documents and instruments evidencing any of such right, title and interest.

          2. Assumption. The Assignee hereby assumes for the benefit of the Assignor and each of the parties listed in Schedule II hereto (collectively, the "Beneficiaries") all of the duties and obligations of the Assignor, whenever accrued, pursuant to the Assigned Documents and hereby confirms that it shall be deemed a party to each of the Assigned Documents to which the Assignor is a party and shall be bound by all the terms thereof (including the agreements and obligations of the Assignor set forth therein) as if therein named as the Assignor. Further, the Assignee hereby assumes for the benefit of the Assignor and the Beneficiaries all of the duties and obligations of the Assignor under the Outstanding Certificates and hereby confirms that the Certificates representing Fractional Undivided Interests under the Pass Through Trust Agreement shall be deemed for all purposes of the Pass Through Trust Agreement and the New Pass Through Trust Agreement to be certificates representing the same fractional undivided interests under the New Pass Through Trust Agreement equal to their respective beneficial interests in the trust created under the Pass Through Trust Agreement.

          3. Effectiveness. This Agreement shall be effective upon the execution and delivery hereof by the parties hereto, and each Certificateholder, by its acceptance of its Certificate or a beneficial interest therein, agrees to be bound by the terms of this Agreement.

          4. Payments. The Assignor hereby covenants and agrees to pay over to the Assignee, if and when received following the Transfer Date, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of the Assignor that, under Section 1 hereof, belong to the Assignee.

          5. Further Assurances. The Assignor shall, at any time and from time to time, upon the request of the Assignee, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Assignee may reasonably request to obtain the full benefits of this Agreement and of the right and powers herein granted. The Assignor agrees to deliver the Global Certificates, and all Trust Property, if any, then in the physical possession of the Assignor, to the Assignee.

          6. Representations and Warranties. (a) The Assignee represents and warrants to the Assignor and each of the Beneficiaries that:

          (i) it has all requisite power and authority and legal right to enter into and carry out the transactions contemplated hereby and to carry out and perform the obligations of the "Pass Through Trustee" under the Assigned Documents;

          (ii) on and as of the date hereof, the representations and warranties of the Assignee set forth in Section 7.14 of the New Pass Through Trust Agreement are true and correct.

     (b) The Assignor represents and warrants to the Assignee that:

          (i) it is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the full trust power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its trust and fiduciary powers to execute and deliver this Agreement;

          (ii) the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder have been duly authorized by it and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

          (iii) this Agreement constitutes the legal, valid and binding obligations of it enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

          7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

          8. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by both parties so long as each party shall sign at least one counterpart.

          9. Third Party Beneficiaries. The Assignee hereby agrees, for the benefit of the Beneficiaries, that its representations, warranties and covenants contained herein are also intended to be for the benefit of each Beneficiary, and each Beneficiary shall be deemed to be an express third party beneficiary with respect thereto, entitled to enforce directly and in its own name any rights or claims it may have against such party as such beneficiary.

          10. Limitation of Trustee Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Trustee, in the exercise of the powers and authority conferred and vested in it in such capacity, (b) each of the representations, undertakings and agreements herein made on the part of the Trustee is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made for the purpose of binding only the Trustee and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trustee under this Agreement or any related documents.

          IN WITNESS WHEREOF, the parties hereto, through their respective officers thereunto duly authorized, have duly executed this Assignment as of the day and year first above written.

                                          ASSIGNOR:

                                          WILMINGTON TRUST COMPANY, not in its
                                          individual capacity but solely as
                                          trustee under the Pass Through Trust
                                          Agreement in respect of the American
                                          Trans Air 2000-1G-O Pass Through
                                          Trust

                                          By:
                                             ---------------------------------
                                             Name:
                                             Title:

                                          ASSIGNEE:

                                          WILMINGTON TRUST COMPANY, not in its
                                          individual capacity but solely as
                                          trustee under the Pass Through Trust
                                          Agreement in respect of the American
                                          Trans Air 2000-1G-S Pass Through
                                          Trust

                                          By:
                                             ---------------------------------
                                             Name:
                                             Title:

                                                                    Schedule I

                        Schedule of Assigned Documents

(1) Intercreditor Agreement dated as of February 15, 2000 among the Trustee, the Other Trustees, the Policy Provider, the Liquidity Providers, the liquidity providers, if any, relating to the Certificates issued under (and as defined in) each of the Other Pass Through Trust Agreements and the Subordination Agent.

(2) Registration Rights Agreement dated as of February 15, 2000 among the Initial Purchasers, the Trustee and the Company.

(3) Escrow and Paying Agent Agreement (Class G) dated as of February 15, 2000 among the Escrow Agent, the Initial Purchasers, the Trustee and the Paying Agent.

(4) Note Purchase Agreement dated as of February 15, 2000 among the Company, the Trustee, the Other Trustees, the Depositary, the Escrow Agent, the Paying Agent and the Subordination Agent.

(5) Deposit Agreement (Class G) dated as of February 15, 2000 between the Escrow Agent and the Depositary.

(6)  The Policy dated February 15, 2000, as defined in the Intercreditor
     Agreement.

(7) The Policy Provider Agreement dated February 15, 2000, as defined in the Intercreditor Agreement.

(8) Each of the Operative Documents (as defined in the Participation Agreement for each Aircraft) in effect as of the Transfer Date.

                                                                   Schedule II

                           Schedule of Beneficiaries

Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent.

Wilmington Trust Company, not in its individual capacity but solely as Paying Agent

Citibank, N.A., as Liquidity Provider

Amtran, Inc.

American Trans Air, Inc.

Salomon Smith Barney, as Initial Purchaser

Morgan Stanley & Co. Incorporated, as Initial Purchaser

Chase Securities Inc., as Initial Purchaser

Banc One Capital Markets, Inc., as Initial Purchaser

First Security Bank, National Association, as Escrow Agent

Ambac Assurance Corporation, as Policy Provider

Each of the other parties to the Assigned Documents

                                                                     EXHIBIT E

               FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                            WITH TRANSFERS TO QIBs


                                                                        [date]


Wilmington Trust Company,
 not in its individual
 capacity but solely as Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890

Attention:  Corporate Trust Administration

                              AMERICAN TRANS AIR
              PASS-THROUGH TRUST, SERIES 2000-1G-S (the "Trust")
                  Pass Through Certificates, Series 2000-1G-S
                             (the "Certificates")

Ladies and Gentlemen:

         In connection with our proposed sale of $[ ] Fractional Undivided Interest of the Certificates, we confirm that without utilizing any general solicitation or general advertising that such Certificates are being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

Date:                                     [Name of Transferor

                                          NOTE: The signature must correspond
                                          with the name as written upon the
                                          face of the within-mentioned
                                          Certificate in every particular,
                                          without alteration or any change
                                          whatsoever.

Signature Guarantee:

TO BE COMPLETED BY PURCHASER:

          The undersigned represents and warrants that it is purchasing the within- mentioned Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and has been advised of the applicable transfer restrictions relating to the Certificates and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:                                                     [Name of Transferee]
      -------------

                                          NOTE:  To be executed by an executive
                                          officer.